SCHEDULE 14A
(RULE 14a-101)
Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Garrison Capital Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

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GARRISON CAPITAL INC.
1290 Avenue of the Americas, Suite 914
New York, New York 10104

March 20, 2015

Dear Stockholder:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Garrison Capital Inc. (the “Company”) to be held on May 1, 2015 at 10 a.m., Eastern Time, at the offices of Garrison Investment Group LP, located at 1290 Avenue of the Americas, Suite 914, New York, New York.

The Notice of Annual Meeting of Stockholders and the proxy statement, which are accessible on the Internet or by request, provide an outline of the business to be conducted at the Annual Meeting. At the Annual Meeting, you will be asked to: (1) elect three directors of the Company and (2) approve a new investment advisory agreement between the Company and Garrison Capital Advisers LLC, the Company’s investment adviser. I will also report on the Company’s progress since the last meeting and respond to stockholders’ questions.

It is very important that your shares be represented at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, I urge you to follow the instructions on the Notice of Internet Availability of Proxy Materials to vote your proxy on the Internet. We encourage you to vote via the Internet, if possible, as it saves the Company significant time and processing costs. On the Notice of Internet Availability of Proxy Materials you also will find instructions on how to request a hard copy of the proxy statement and proxy card free of charge, and you may vote your proxy by returning a proxy card to us after you request the hard copy materials. Your vote and participation in the governance of the Company are very important to us.

Sincerely yours,

Joseph Tansey
Chief Executive Officer

GARRISON CAPITAL INC.
1290 Avenue of the Americas, Suite 914
New York, NY 10104
(212) 372-9590

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 1, 2015

Notice is hereby given to the owners of shares of common stock (the “Stockholders”) of Garrison Capital Inc. (the “Company”) that:

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company will be held at the offices of Garrison Investment Group LP, located at 1290 Avenue of the Americas, Suite 914, New York, New York, on May 1, 2015 at 10 a.m., Eastern Time, for the following purposes:

1.	To elect three Class III directors of the Company who will each serve for a term of three years or until his successor is duly elected and qualifies; and
2.	To approve a new investment advisory agreement between the Company and Garrison Capital Advisers LLC, the Company’s investment adviser.

You have the right to receive notice of, and to vote at, the Annual Meeting if you were a Stockholder of record at the close of business on March 12, 2015. We are furnishing proxy materials to our Stockholders on the Internet, rather than mailing printed copies of those materials to each Stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request them. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials, and vote your proxy, on the Internet.

Your vote is extremely important to us. If you are unable to attend the Annual Meeting, we encourage you to vote your proxy on the Internet by following the instructions provided on the Notice of Internet Availability of Proxy Materials. You may also request from us, free of charge, hard copies of the proxy statement and a proxy card by following the instructions on the Notice of Internet Availability of Proxy Materials. In the event there are not sufficient votes for a quorum or to approve the proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

THE BOARD OF DIRECTORS, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE PROPOSALS.

By Order of the Board of Directors,

/s/ Matthew Goldstein

Matthew Goldstein
Secretary

New York, New York
March 20, 2015

This is an important meeting. To ensure proper representation at the Annual Meeting, please follow the instructions on the Notice of Internet Availability of Proxy Materials to vote your proxy via the Internet or request, complete, sign, date and return a proxy card. Even if you vote your shares prior to the Annual Meeting, you still may attend the Annual Meeting and vote your shares in person if you wish to change your vote.

GARRISON CAPITAL INC.
1290 Avenue of the Americas, Suite 914
New York, NY 10104
(212) 372-9590

PROXY STATEMENT
For
2015 Annual Meeting of Stockholders
To Be Held on May 1, 2015

This document will give you the information you need to vote on the matters listed on the accompanying Notice of Annual Meeting of Stockholders (“Notice of Annual Meeting”). Much of the information in this proxy statement (“Proxy Statement”) is required under rules of the Securities and Exchange Commission (“SEC”), and some of it is technical in nature. If there is anything you do not understand, please contact us at (212) 372-9590.

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Garrison Capital Inc. (the “Company,” “Garrison Capital,” “we,” “us” or “our”) for use at our 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 1, 2015 at 10 a.m., Eastern Time, at the offices of Garrison Investment Group LP (“Garrison Investment Group”), located at 1290 Avenue of the Americas, Suite 914, New York, New York, and at any postponements or adjournments thereof. This Proxy Statement and the Company’s Annual Report for the year ended December 31, 2014 (the “Annual Report”) are being provided to stockholders (“Stockholders”) of the Company of record as of March 12, 2015 (the “Record Date”) via the Internet on or about March 20, 2015. In addition, a Notice of Annual Meeting and a Notice of Internet Availability of Proxy Materials are being sent to Stockholders of record as of the Record Date.

We encourage you to vote your shares, either by voting in person at the Annual Meeting or by voting by proxy, which means that you authorize someone else to vote your shares. Shares represented by duly executed proxies will be voted in accordance with your instructions. If you execute a proxy without specifying your voting instructions, your shares will be voted in accordance with the Board’s recommendation. If any other business is brought before the Annual Meeting, your shares will be voted at the Board’s discretion unless you specifically state otherwise on your proxy.

You may revoke a proxy at any time before it is exercised by notifying the Company’s Secretary in writing, by submitting a properly executed, later-dated proxy or by voting in person at the Annual Meeting. Any Stockholder entitled to vote at the Annual Meeting may attend the Annual Meeting and vote in person, whether or not he or she has previously voted his or her shares via proxy or wishes to change a previous vote.

You will be eligible to vote your shares electronically via the Internet, by telephone or by mail by following the instructions on the Notice of Internet Availability of Proxy Materials.

Purpose of Annual Meeting

At the Annual Meeting, you will be asked to vote on the following proposals:

1.	To elect three Class III directors of the Company who will each serve for a term of three years or until his successor is duly elected and qualifies (“Proposal 1”); and
2.	To approve a new investment advisory agreement (the “New Advisory Agreement”) between the Company and Garrison Capital Advisers LLC (“Garrison Capital Advisers” or the “Adviser”), the Company’s investment adviser (“Proposal 2”).

Voting Securities

You may vote your shares at the Annual Meeting only if you were a Stockholder of record at the close of business on the Record Date. There were 16,758,779 shares of the Company’s common stock (the “Common Stock”) outstanding on the Record Date. Each share of Common Stock is entitled to one vote.

Quorum Required

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum. If there are not enough votes for a quorum, the chairman of the Annual Meeting will, or the Stockholders present in person or by proxy and entitled to vote may, adjourn the Annual Meeting to permit the further solicitation of proxies.

Votes Required

Election of Directors

The election of a director requires the vote of a majority of the shares of Common Stock cast at the Annual Meeting in person or by proxy. Stockholders may not cumulate their votes. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

Approval of the New Advisory Agreement

Approval of the New Advisory Agreement requires the affirmative vote of a “majority of the outstanding voting securities” of the Company. Under the Investment Company Act of 1940, as amended (the “1940 Act”), a “majority of the outstanding voting securities” means the affirmative vote of the lesser of (a) 67% or more of the shares of the Company present or represented by proxy at the Annual Meeting if the holders of more than 50% of the outstanding shares are present or represented by proxy at the Annual Meeting, or (b) more than 50% of the outstanding shares. Abstentions will have the effect of a vote against this proposal. If Proposal 2 is approved by the Company’s Stockholders, the New Advisory Agreement is expected to become effective as of the date on which the change of control of the Adviser occurs. If Proposal 2 is not approved by the Company’s Stockholders, the Board will consider alternatives for the Company, including seeking subsequent approval of a new investment advisory agreement by the Company’s Stockholders.

Broker Non-Votes

Broker non-votes are described as votes cast by a broker or other nominee on behalf of a beneficial holder who does not provide explicit voting instructions to such broker or nominee and who does not attend the Annual Meeting. Proposals 1 and 2 are non-routine matters. As a result, if you hold shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to either Proposal 1 or Proposal 2. Thus, if you do not vote or give your broker specific instructions on how to vote for you, your broker cannot vote with respect to either Proposal 1 or 2.

Adjournment and Additional Solicitation.  If there appears not to be enough votes to approve the proposals at the Annual Meeting, then Joseph Tansey and Brian Chase, the persons named as proxies, will vote proxies held by either of them for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

A Stockholder vote may be taken on Proposal 1 or 2 prior to any such adjournment if there are sufficient votes for approval of such proposal.

Information Regarding This Solicitation

The Company will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing and posting this Proxy Statement and the Annual Report to the Internet and the cost of mailing the Notice of Annual Meeting, the Notice of Internet Availability of Proxy Materials and any requested proxy materials to Stockholders. The Company intends to use the services of Broadridge Financial Solutions, Inc., a leading provider of investor communications solutions, to aid in the distribution and collection of proxy votes. The Company expects to pay market rates for such services. The Company reimburses brokers, trustees, fiduciaries and other institutions for their reasonable expenses in forwarding proxy materials to the beneficial owners and soliciting them to execute proxies.

In addition to the solicitation of proxies by use of the Internet, proxies may be solicited in person and/or by telephone, mail or facsimile transmission by directors or officers of the Company, officers or employees of Garrison Capital Advisers, Garrison Capital Administrator, LLC, the Company’s administrator (“Garrison Capital Administrator”), and/or by a retained solicitor. No additional compensation will be paid to such directors, officers or regular employees for such services. If the Company retains a solicitor, the Company has estimated that it would pay approximately $10,000 for such services. If the Company engages a solicitor, you could be contacted by telephone on behalf of the Company and urged to vote. The solicitor will not attempt to influence how you vote your shares but will ask that you take the time to cast a vote. You may also be asked if you would like to vote over the telephone and to have your vote transmitted to our proxy tabulation firm. The address of each of Garrison Capital Advisers and Garrison Capital Administrator is 1290 Avenue of the Americas, Suite 914, New York, New York 10104.

Stockholders may provide their voting instructions through the Internet, by telephone or by mail by following the instructions on the Notice of Internet Availability of Proxy Materials. These options require Stockholders to input the control number, which is provided with the Notice of Internet Availability of Proxy Materials. If you vote using the Internet, after visiting www.proxyvote.com and inputting your control number, you will be prompted to provide your voting instructions. Stockholders will have an opportunity to review their voting instructions and make any necessary changes before submitting their voting instructions and terminating their Internet link. Stockholders that vote via the Internet, in addition to confirming their voting instructions prior to submission, will, upon request, receive an e-mail confirming their instructions.

If a Stockholder wishes to participate in the Annual Meeting but does not wish to give a proxy by the Internet, the Stockholder may attend the Annual Meeting in person or request and submit a proxy card by following the instructions on the Notice of Internet Availability of Proxy Materials.

Any proxy authorized pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. A revocation may be effected by resubmitting voting instructions via the Internet voting site, by telephone, by obtaining and properly completing another proxy card that is dated later than the original proxy card and returning it, by mail, in time to be received before the Annual Meeting, by attending the Annual Meeting and voting in person or by a notice, provided in writing and signed by the Stockholder, delivered to the Company’s Secretary on any business day before the date of the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management

As of the Record Date, to our knowledge, there are no persons who would be deemed to “control” us, as such term is defined in the 1940 Act.

Our Board consists of three interested directors and four independent directors. An interested director is an “interested person” of the Company, as defined in the 1940 Act, and independent directors are all other directors (the “Independent Directors”). Messrs. Roy Guthrie, Cecil Martin, Bruce Shewmaker and Matthew Westwood qualify as Independent Directors.

The following table sets forth, as of March 1, 2015, certain ownership information with respect to our Common Stock for those persons who directly or indirectly own, control or hold with the power to vote, five percent or more of our outstanding Common Stock and all officers and directors, individually and as a group.

		Percentage of Common Stock outstanding
Name and address(1)	Type of ownership	Shares owned	Percentage
Garrison Investment Group LP(2)	Beneficial	1,957,170	11.7%
Joseph Tansey(3)	Record/Beneficial	2,034,976	12.1%
Steven Stuart(3)	Record/Beneficial	1,957,170	11.7%
Rafael Astruc(4)	Record/Beneficial	14,115	*
Brian Chase(5)	Record/Beneficial	22,914	*
Roy Guthrie(6)	Record/Beneficial	10,000	*
Cecil Martin(7)	Record/Beneficial	3,000	*
Bruce Shewmaker(8)	Beneficial	6,900	*
Matthew Westwood(9)	Record/Beneficial	7,541	*
Matthew Goldstein	Record/Beneficial	0	*
Michelle Rancic(10)	Record/Beneficial	3,000	*
All officers and directors as a group (10 persons)	Record/Beneficial	2,101,185	12.5%
Advisors Asset Management(11)	Record/Beneficial	1,024,996	6.1%
Corbin Capital Partners, L.P. and affiliates(12)	Record/Beneficial	2,016,756	12.0%

(1)	The address for Garrison Investment Group and each executive officer and director is c/o Garrison Investment Group, 1290 Avenue of the Americas, Suite 914, New York, New York 10104.
(2)	Garrison Investment Group or one of its affiliates serves as investment adviser to GSOF LLC, GSOF 2014 LLC, GSOF-SP LLC, GSOF-SP 2014 LLC, GSOF-SP II LLC, GSOF-SP 2014 II LLC, GSOF-SP DB LLC, GSOIF Corporate Loan Pools Ltd., GCOH SubCo 2014-1 LLC, GCOH SubCo 2014-2 LLC, Garrison Capital Fairchild I Ltd. and Garrison Capital Fairchild II Ltd. By virtue of the investment power held over securities held by these entities, Garrison Investment Group and its affiliates may be deemed to have beneficial ownership over the 76,904, 7,750, 137,324, 4,079, 72,418, 1,261, 120,059, 555,969, 11,382, 47,316, 340,801 and 581,907 shares owned of record by GSOF LLC, GSOF 2014 LLC, GSOF-SP LLC, GSOF-SP 2014 LLC, GSOF-SP II LLC, GSOF-SP 2014 II LLC, GSOF-SP DB, GSOIF Corporate Loan Pools Ltd., GCOH SubCo 2014-1 LLC, GCOH SubCo 2014-2 LLC, Garrison Capital Fairchild I Ltd. and Garrison Capital Fairchild II Ltd., respectively. In each case, all of the voting rights to such securities have been passed through to the ultimate limited partners or members, as the case may be.
(3)	Messrs. Tansey and Stuart are control persons of Garrison Investment Group and its affiliates and Garrison Capital Advisers. The shares of Common Stock shown in the above table as being owned by each named individual reflect the fact that, due to their control of such entities, each may be viewed as having investment power over the 76,904, 7,750, 137,324, 4,079, 72,418, 1,261, 120,059, 555,969, 11,382, 47,316, 340,801 and 581,907 shares of Common Stock owned of record by GSOF LLC, GSOF 2014 LLC, GSOF-SP LLC, GSOF-SP 2014 LLC, GSOF-SP II LLC, GSOF-SP 2014 II LLC, GSOF-SP DB LLC, GSOIF Corporate Loan Pools Ltd., GCOH SubCo 2014-1 LLC, GCOH SubCo 2014-2 LLC, Garrison Capital Fairchild I Ltd. and Garrison Capital Fairchild II Ltd., respectively. In each case, all of the voting rights to such shares have been passed through to the ultimate limited partners or members, as the case may be. In addition, the shares of Common Stock shown in the above table as being owned by each named individual reflect the fact that, due to their control of such entities, each may be viewed as having investment and voting power over an aggregate of 67,202 shares owned of record by Garrison Capital Advisers Holdings MM LLC. Messrs. Tansey and Stuart disclaim beneficial ownership of all shares of Common Stock, except to the extent of their respective pecuniary interests therein. Messrs. Tansey and Stuart each own less than 1.0% of these shares beneficially and of record and 100% of these shares beneficially. Mr. Tansey additionally owns 9,824 shares directly.
(4)	Mr. Astruc owns 92.1% of these shares beneficially and of record and 100% of these shares beneficially.
(5)	Mr. Chase owns 13.5% of these shares beneficially and of record and 100% of these shares beneficially.

(6)	Mr. Guthrie owns 100% of these shares beneficially and of record. Mr. Guthrie is the Investment Manager of Guthrie 2012 Investments, LP, which owns the reported securities. Mr. Guthrie disclaims beneficial ownership of the shares of Common Stock held by Guthrie 2012 Investments LP, except to the extent of his direct pecuniary interest therein.
(7)	Mr. Martin owns 100% of these shares beneficially and of record.
(8)	Mr. Shewmaker owns 100% of these shares beneficially. Mr. Shewmaker disclaims beneficial ownership of 100 of the shares of Common Stock held by his son.
(9)	Mr. Westwood owns 47.0% of these shares beneficially and of record and 100% of these shares beneficially.
(10)	Ms. Rancic owns 100% of these shares beneficially and of record.
(11)	The address for Advisors Asset Management, Inc. is 18925 Base Camp Road, Monument, Colorado 80132. The number of shares beneficially owned is based on a Schedule 13G filed by Advisors Asset Management, Inc on February 11, 2015, which Schedule 13G reflects voting power over 1,024,996 shares by Advisors Asset Management, Inc.
(12)	The address for Corbin Capital Partners, L.P. and its affiliates is 590 Madison Avenue, 31st Floor, New York, New York 10022. The number of shares beneficially owned is based on a Schedule 13G filed by Corbin Capital Partners, L.P. on February 17, 2015, which Schedule 13G reflects shared voting power over 2,016,756 shares by each of Corbin Capital Partners, L.P., Corbin Capital Partners Group, LLC and Dubin & Swieca Capital Management, Inc. and shared voting power over 1,903,525 shares by Corbin Opportunity Fund, L.P.
*	Less than 1 percent.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s directors and other executive officers and any persons holding more than 10% of its Common Stock are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report in this Proxy Statement any failure to file such reports by those due dates. With the exception of one Form 4 filed one day late by Steven Stuart and one Form 4 filed one day late by Rafael Astruc, in each case due to an administrative oversight, no director, other executive officer or any person holding more than 10% of its Common Stock failed to file such reports by their specific due dates.

Dollar Range of Equity Securities Beneficially Owned by Directors

The following table sets forth the dollar range of our equity securities beneficially owned by each of our directors as of March 1, 2015. We are not part of a “family of investment companies,” as that term is defined in Schedule 14A.

Name of Director	Dollar Range of Equity Securities in Garrison Capital(1)
Independent Directors
Roy Guthrie	$100,001 – $500,000
Cecil Martin	$10,001 – $50,000
Bruce Shewmaker	$100,001 – $500,000
Matthew Westwood	$100,001 – $500,000
Interested Directors
Joseph Tansey	Over $1,000,000
Rafael Astruc	$100,001 – $500,000
Brian Chase	$100,001 – $500,000

(1)	Dollar ranges are as follows: None; $1 – $10,000; $10,001 – $50,000; $50,001 – $100,000; $100,001 – $500,000; $500,001 – $1,000,000; and Over $1,000,000.

PROPOSAL 1: ELECTION OF DIRECTORS

In accordance with the Company’s bylaws, the Board currently has seven members. Directors are divided into three classes and are elected for staggered terms of three years each, with a term of office of one of the three classes of directors expiring each year. After this election, the terms of Class I, II and III will expire in 2016, 2017 and 2018, respectively. Each director will hold office for the term to which he is elected or until his successor is duly elected and qualifies.

A Stockholder can vote for or against, or abstain from voting with respect to, any nominee. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of each nominee named below. If a nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person as is nominated by the Board as a replacement. The Board has no reason to believe that any of Messrs. Chase, Guthrie and Westwood will be unable or unwilling to serve.

THE BOARD, INCLUDING EACH OF ITS INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Information about the Nominees and Directors

Certain information with respect to the Class III nominees for election at the Annual Meeting, as well as each of the other directors, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person holds and the year in which each person became a director of the Company. The nominees for Class III directors currently serve as directors of the Company.

Messrs. Chase, Guthrie and Westwood have each been nominated for election as a Class III director for a three-year term expiring in 2018. Messrs. Chase, Guthrie and Westwood are not being proposed for election pursuant to any agreement or understanding between any of Messrs. Chase, Guthrie and Westwood and the Company.

Nominees for Class III Directors

Name, Age and Address(1)	Position(s) Held with the Company	Director Since	Expiration of Term	Principal Occupation(s) During the Past Five Years	Other Directorships Held by Director or Nominee for Director During the Past Five Years(2)
Interested Directors
Brian Chase (37)(3)	Chief Financial Officer, Treasurer and Director	2011	2015 (2018, if re-elected)	Chief Operating Officer and Chief Financial Officer – Garrison Investment Group (March 2007 to present)	None
Independent Directors
Roy Guthrie (61)	Director	2011	2015 (2018, if re-elected)	Executive Vice President and Chief Financial Officer – Discover Financial Services (2005 – April 2011)	Director – Springleaf Holdings, Inc. (2013 – present) Director – Discover Bank (2006 – 2012) Director – Bluestem Brands, Inc. (2010 – November 2014) Director – Lifelock, Inc. (2012 – present)
					Nationstar Mortgage Holdings Inc. (2012 – present)

Name, Age and Address(1)	Position(s) Held with the Company	Director Since	Expiration of Term	Principal Occupation(s) During the Past Five Years	Other Directorships Held by Director or Nominee for Director During the Past Five Years(2)
					Director – Synchrony Financial (July 2014 – present)
Matthew Westwood (44)	Director	2011	2015 (2018, if re-elected)	Director and Principal – Wilshire Associates Incorporated (1997 – 2010)	None

Class II Directors (directors not up for re-election at the Annual Meeting)

Name, Age and Address(1)	Position(s) Held with the Company	Director Since	Expiration of Term	Principal Occupation(s) During the Past Five Years	Other Directorships Held by Director or Nominee for Director During the Past Five Years(2)
Interested Directors
Rafael Astruc (46)(4)	Director	2011	2017	Chief Executive Officer – Garrison Securities LLC (September 2011 – present)	Director – Private Advisors, LLC (January 1997 – December 2010)(5)
				President – Cicero Alternative Asset Management, LLC (January 2011 – present)
				Co-founder – Private Advisors, LLC (January 1997 – December 2010)
Independent Directors
Bruce Shewmaker (69)	Director	2011	2017	Managing Director – MVC Capital, Inc. (November 2003 – present)(6)	Director – Advantage Insurance Holdings Ltd. (January 2014 – present)
				Senior Investment Professional – Tokarz Group Advisers, LLC (November 2006 – present)	Director – Harris & Harris Group, Inc. (August 2011 – December 2014)(7)
					Member of Board of Managers – MVC Partners LLC (November 2006 – present)
					Director – Vestal Manufacturing Enterprises, Inc. (April 2004 – present)
					Director – Foliofn, Inc. (March 2004 – present)

Class I Directors (continuing directors not up for re-election at the Annual Meeting)

Name, Age and Address(1)	Position(s) Held with the Company	Director Since	Expiration of Term	Principal Occupation(s) During the Past Five Years	Other Directorships Held by Director or Nominee for Director During the Past Five Years(2)
Interested Directors
Joseph Tansey (42)(8)	Chairman of the Board and Chief Executive Officer	2011	2016	President – Garrison Investment Group (March 2007 – present)	None

Name, Age and Address(1)	Position(s) Held with the Company	Director Since	Expiration of Term	Principal Occupation(s) During the Past Five Years	Other Directorships Held by Director or Nominee for Director During the Past Five Years(2)
Independent Directors
Cecil Martin (73)	Director	2011	2016	Independent Commercial Real Estate Investor	Director – Comstock Resources, Inc. (1998 – present)
					Director – Crosstex Energy, Inc. (2006 – 2014)
					Director – Crosstex Energy, L.P. (2006 – 2014)
					Director – Bois d’Arc Energy, Inc. (2006 – 2008)

(1)	The business address of each director is c/o Garrison Investment Group, 1290 Avenue of the Americas, Suite 914, New York, New York 10104.
(2)	With the exception of Mr. Shewmaker, as described herein, no director otherwise currently serves as a director of an investment company subject to or registered under the 1940 Act.
(3)	Mr. Chase is an interested director due to his position as Chief Financial Officer of the Company and Chief Operating Officer and Chief Financial Officer of Garrison Investment Group.
(4)	Mr. Astruc is an interested director due to his position as a Managing Director of Garrison Investment Group.
(5)	Private Advisors, LLC is an investment adviser registered with the SEC.
(6)	MVC Capital, Inc. is a business development company subject to the 1940 Act.
(7)	Harris & Harris Group, Inc. is a business development company subject to the 1940 Act.
(8)	Mr. Tansey is an interested director due to his position as Chairman of the Board and Chief Executive Officer of the Company and as President of Garrison Investment Group.

Corporate Governance

We believe that maintaining the highest standards of corporate governance is a crucial part of our business, and we are committed to having in place the necessary controls and procedures designed to ensure compliance with applicable laws, rules and regulations.

Director Independence

NASDAQ corporate governance requirements require listed companies to have a board of directors with at least a majority of Independent Directors. Under NASDAQ corporate governance requirements, in order for a director to be deemed independent, our Board must determine that the individual does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out his responsibilities. On an annual basis, each of our directors is required to complete a questionnaire designed to provide information to assist the Board in determining whether the director is independent under NASDAQ corporate governance requirements, the 1940 Act and our corporate governance guidelines. Our Board has determined that each of our directors, other than Messrs. Tansey, Chase and Astruc, is independent under the listing standards of The NASDAQ Global Select Market and the 1940 Act. Our corporate governance guidelines require any director who has previously been determined to be independent to inform the Chairman of the Board, the Chairman of the Nominating and Corporate Governance Committee and our Secretary of any change in circumstance that may cause his status as an Independent Director to change. The Board limits membership on the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee and the Valuation Committee to Independent Directors.

The Board’s Oversight Role in Management

The Board’s role in management of the Company is one of oversight. Oversight of the Company’s investment activities extends to oversight of the risk management processes employed by Garrison Capital Advisers as part of its day-to-day management of our investment activities. The Board reviews risk management processes at both regular and special Board meetings throughout the year, consulting with appropriate representatives of Garrison Capital Advisers as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board’s risk oversight function is to ensure that the risks associated with our investment activities are accurately identified, thoroughly investigated and responsibly addressed. Stockholders should note, however, that the Board’s oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of the Company’s investments.

The Board’s Composition and Leadership Structure

The 1940 Act requires that at least a majority of the Company’s directors not be “interested persons” (as defined in the 1940 Act) of the Company. Currently, four of the Company’s seven directors are Independent Directors (and are not “interested persons”). Joseph Tansey, President of Garrison Investment Group, and therefore an interested person of the Company, serves as our Chief Executive Officer and Chairman of our Board. Our Board believes that it is in the best interests of our investors for Mr. Tansey to lead the Board because of his familiarity with our portfolio companies, his broad experience with the day-to-day management and operation of other investment funds and his significant background in the financial services industry, as described below.

The Board does not have a lead Independent Director. However, Mr. Martin, the Chairman of the Audit Committee, and Mr. Shewmaker, the Chairman of the Nominating and Corporate Governance Committee and the Valuation Committee, respectively, are Independent Directors and act as liaisons between the Independent Directors and management between meetings of the Board. The Board believes that its leadership structure is appropriate because the structure allocates areas of responsibility among the individual directors and the committees in a manner that enhances effective oversight. The Board also believes that its small size creates an efficient corporate governance structure that provides opportunity for direct communication and interaction between Garrison Capital Advisers and the Board.

Information About Each Director’s Experience, Qualifications, Attributes or Skills

Below is additional information about each director (supplementing the information provided in the table above) that describes some of the specific experiences, qualifications, attributes and/or skills that each director possesses and which the Board believes has prepared each director to be an effective member of the Board. The Board believes that the significance of each director’s experience, qualifications, attributes and/or skills is an individual matter (meaning that experience or a factor that is important for one director may not have the same value for another) and that these factors are best evaluated at the Board level, with no single director, or particular factor, being indicative of Board effectiveness. However, the Board believes that directors need to have the ability to review, evaluate, question and discuss critical information provided to them and to interact effectively with Company management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties. The Board believes that its members satisfy this standard. Experience relevant to having this ability may be achieved through a director’s professional experience, education and/or other personal experiences. The Company’s counsel has significant experience advising funds and fund board members. The Board and its committees have the ability to engage other experts as appropriate. The Board evaluates its performance on an annual basis.

Experience, Qualifications, Attributes and/or Skills that Led to the Board’s Conclusion that such Members Should Serve as Directors of the Company

The Board believes that, collectively, the directors have balanced and diverse experience, qualifications, attributes and skills, which allow the Board to operate effectively in governing the Company and protecting the interests of its Stockholders. Below is a description of the various experiences, qualifications, attributes and/or skills with respect to each director considered by the Board.

Interested Directors

Joseph Tansey has served as Chairman of our Board and Chief Executive Officer since 2011 and is a member of our investment committee. He has served as President of Garrison Investment Group since its formation in March 2007. Prior to forming Garrison Investment Group, Mr. Tansey was a managing director at Fortress Investment Group LLC from 2002 to 2007 and a partner of Drawbridge Special Opportunities Fund from its inception in August 2002 to March 2007. At Drawbridge Special Opportunities Fund, Mr. Tansey was responsible for investment and loan structuring with a focus on structured finance and real estate transactions. Most recently, he ran Drawbridge Special Opportunities Fund’s rediscount lending business. From 1998 to 2002, Mr. Tansey worked at Goldman Sachs & Co. in Tokyo, Hong Kong and New York as a member of the Asian Special Situations Group, the Real Estate Principal Investment Group and the Mortgages Department. Prior to joining Goldman Sachs, Mr. Tansey worked at Starwood Capital Group from 1995 to 1998 where he was involved in the acquisition and management of real estate operating businesses and distressed debt. Mr. Tansey received a B.A. and a B.S. from The University of Pennsylvania. Mr. Tansey’s experiences with Garrison Investment Group and several other investment groups and his focus on middle-market lending and structured finance led our Nominating and Corporate Governance Committee to conclude that Mr. Tansey is qualified to serve as a director.

Rafael Astruc has served as a director since 2011 and is a member of our investment committee. He joined Garrison Investment Group in September 2011 and is currently a managing director. Mr. Astruc is currently the chief executive officer of Garrison Securities LLC and the president of Cicero Alternative Asset Management, LLC, his family office and advisory firm he founded in January 2011. Prior to founding Cicero Alternative Asset Management, LLC, Mr. Astruc co-founded Private Advisors, LLC, a fund of funds platform specializing in hedge funds and private equity partnerships targeting middle market buyouts, in 1997. While at Private Advisors, LLC from 1997 through 2010, Mr. Astruc served on the board of directors, management committee and investment committee and focused on credit, distressed, direct lending and private equity strategies, with responsibility for portfolio construction, manager selection, due diligence and interfacing with institutional investors and consultants. Prior to co-founding Private Advisors, Mr. Astruc served as an associate at Matrix Capital Markets Group, Inc., a merger and acquisition advisory firm representing sellers of privately-held businesses in the middle market. Over the course of his career, Mr. Astruc has served on numerous private equity and hedge fund advisory boards. Mr. Astruc received a B.S. from George Mason University. Mr. Astruc’s experiences with Garrison Investment Group and several other investment groups and his focus on the middle market led our Nominating and Corporate Governance Committee to conclude that Mr. Astruc is qualified to serve as a director.

Brian Chase has served as our Chief Financial Officer, Treasurer and director since 2011. Mr. Chase is also a member of our investment committee. He joined Garrison Investment Group at its formation in March 2007 and currently serves as its chief operating officer and chief financial officer with responsibility for structuring of funds, financing, operations, tax, accounting and general administration. Prior to joining Garrison Investment Group, from 2005 until March 2007, Mr. Chase was chief financial officer of the Distressed Securities business at The Blackstone Group, where he was responsible for building and overseeing the fund infrastructure and operations. From 2002 until 2005, Mr. Chase was a controller for Fortress Investment Group LLC where he helped develop and oversee the fund’s accounting, tax, financing and operations. Prior to joining Fortress Investment Group, Mr. Chase worked at UBS Alternative Investment Group, a manager of equity and distressed hedge funds, and in the Capital Markets Group at PricewaterhouseCoopers LLP specializing in hedge fund audits. Mr. Chase received a B.S. from the State University of New York at Binghamton and is a Certified Public Accountant (inactive). Mr. Chase’s experiences with Garrison Investment Group and several other investment groups and his focus on the middle market led our Nominating and Corporate Governance Committee to conclude that Mr. Chase is qualified to serve as a director.

Independent Directors

Roy Guthrie has served as a director since 2011. Mr. Guthrie has served as an independent director for Lifelock, Inc. since 2012, Nationstar Mortgage Holdings Inc. since 2012, Springleaf Holdings, Inc. since 2013 and Synchrony Financial since 2014. Mr. Guthrie served as the executive vice president and chief financial officer of Discover Financial Services from 2005 through April 2011. Mr. Guthrie also was a member of the

Discover Bank Board from 2006 through 2012 and served as an independent director for Bluestem Brands, Inc. from 2010 through 2014. Prior to joining Discover Financial Services, Mr. Guthrie was the president and chief executive officer of Citi Financial International, LTD, a consumer finance business of Citigroup Inc., and a member of Citigroup Inc.’s Management Committee from 2000 to 2004. Prior to joining Citi Financial International, LTD, Mr. Guthrie spent 22 years in various capacities with Associates First Capital Corporation, including serving as its chief financial officer from 1996 to 2000 and as a member of its board of directors from 1998 to 2000. Mr. Guthrie received a B.A. from Hanover College and an M.B.A. from Drake University. Mr. Guthrie’s experience in the financial services industry and past and ongoing service as a director of several public companies led our Nominating and Corporate Governance Committee to conclude that Mr. Guthrie is qualified to serve as a director.

Cecil Martin has served as a director since 2011. Mr. Martin is an independent commercial real estate investor. Mr. Martin has served as a director of Comstock Resources, Inc. since 1988 and currently serves as its lead independent director and chairman of its audit committee. From 2006 until March 2014, he served on the board of directors of Crosstex Energy, Inc. and Crosstex Energy, L.P. and was a member of the audit committee, the risk management committee and the compensation committee of Crosstex Energy, L.P. and Crosstex Energy, Inc. Mr. Martin also served as chair of the compensation committee of Crosstex Energy, L.P. From 2006 through 2008, Mr. Martin was a director and chairman of the audit committee of Bois d’Arc Energy, Inc. In addition, from 1973 to 1991, he served as chairman of a public accounting firm in Richmond, Virginia. Mr. Martin received a B.B.A. from Old Dominion University and is a Certified Public Accountant in the Commonwealth of Virginia. Mr. Martin’s experience as an accountant and past and ongoing service as a director of public companies led our Nominating and Corporate Governance Committee to conclude that Mr. Martin is qualified to serve as a director.

Bruce Shewmaker has served as a director since 2011. Mr. Shewmaker has served as a managing director for MVC Capital, Inc. since November 2003 and as a senior investment professional for The Tokarz Group Advisers, LLC, MVC Capital, Inc.’s external management company, since November 2006. Mr. Shewmaker also currently serves as a member of the board of directors for Foliofn, Inc., MVC Partners LLC, Vestal Manufacturing Enterprises, Inc. and Advantage Insurance Holdings Ltd. From August 2011 to December 2014, Mr. Shewmaker was a director of Harris & Harris Group, Inc. Prior to joining MVC Capital, Inc., Mr. Shewmaker served as a managing director for E*OFFERING Corp., an investment banking firm, from 1999 to 2001. Mr. Shewmaker was also president and chief executive officer of The US Russia Investment Fund from 1997 to 1998 and spent 10 years at Merrill Lynch & Co., Inc., where he co-founded Merrill Lynch Venture Capital, Inc. and participated in sourcing, negotiating and monitoring private equity transactions, including leveraged buyouts and venture capital investments. Mr. Shewmaker received a B.S. from The Ohio State University. Mr. Shewmaker’s extensive experience with business development companies and past and ongoing service as a director of public companies led our Nominating and Corporate Governance Committee to conclude that Mr. Shewmaker is qualified to serve as a director.

Matthew Westwood has served as a director since 2011. Mr. Westwood most recently served as the managing director and principal of Wilshire Associates Incorporated from 1997 to 2010. While at Wilshire Associates Incorporated, Mr. Westwood was also a senior investment professional for Wilshire Private Markets, a global private equity fund of funds. At Wilshire Private Markets, Mr. Westwood focused on private equity partnership investments, co-investments, and secondary investments with responsibility for investment strategy, market research, portfolio construction, investment sourcing, due diligence and interfacing with institutional clients and consultants. Prior to joining Wilshire Associates Incorporated, Mr. Westwood worked at Ernst & Young LLP from 1992 to 1996 where he managed audit and consulting engagements for both public and private clients. During his career, Mr. Westwood has served on numerous private equity limited partner advisory boards, including serving as a member of the board of directors of the Pittsburgh Venture Capital Association from July 2004 to June 2006 and as a member of the board of directors of Wilshire Associates Incorporated’s 401k Committee from December 2006 to March 2010. Mr. Westwood received a B.S. from Villanova University and an M.B.A. from the University of Pittsburgh. Mr. Westwood is currently an inactive Certified Public Accountant. Mr. Westwood’s experience at a senior level in the asset management industry and as an accountant as well as his past and ongoing service as a director of public companies led our Nominating and Corporate Governance Committee to conclude that Mr. Westwood is qualified to serve as a director.

Committees of the Board

Our Board has established an Audit Committee, Nominating and Corporate Governance Committee, Valuation Committee and Compensation Committee. For the fiscal year ended December 31, 2014, our Board, the Audit Committee and the Valuation Committee each held four meetings. The Compensation Committee and the Nominating and Corporate Governance Committee each held one meeting during the fiscal year ended December 31, 2014. All directors attended 75% or more of the aggregate number of meetings of the Board that were held while they were members of the Board. The Company requires each director to make a diligent effort to attend all Board and committee meetings and encourages directors to attend the Annual Meeting. Joseph Tansey, Brian Chase, Rafael Astruc, Cecil Martin, Bruce Shewmaker, Roy Guthrie and Matthew Westwood attended the 2014 Annual Meeting of Stockholders.

Audit Committee

The members of the Audit Committee are Messrs. Guthrie, Martin, Shewmaker and Westwood, each of whom is independent for purposes of the 1940 Act and The NASDAQ Global Select Market corporate governance requirements. Mr. Martin serves as Chairman of the Audit Committee. The Audit Committee is responsible for approving our independent accountants, reviewing with our independent accountants the plans and results of the audit engagement, approving professional services provided by our independent accountants, reviewing the independence of our independent accountants and reviewing the adequacy of our internal accounting controls. Our Board has determined that Mr. Martin is an “audit committee financial expert,” as defined under Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended. Mr. Guthrie simultaneously serves on the audit committees of more than three public companies and our Board has determined that Mr. Guthrie’s simultaneous service on the audit committees of other public companies does not impair his ability to effectively serve on the Audit Committee. In addition, each member of our Audit Committee meets the current independence and experience requirements of Rule 10A-3 under the Exchange Act. The Audit Committee has adopted a written charter that is available on our website at www.garrisoncapitalbdc.com.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Messrs. Guthrie, Martin, Shewmaker and Westwood, each of whom is independent for purposes of the 1940 Act and the corporate governance requirements of The NASDAQ Global Select Market. Mr. Shewmaker serves as Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for selecting, researching and nominating directors for election by our Stockholders, selecting nominees to fill vacancies on the Board or a committee of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and our management. The Nominating and Corporate Governance Committee has adopted a written charter that is available on our website at www.garrisoncapitalbdc.com.

The Nominating and Corporate Governance Committee will consider nominees to the Board recommended by a Stockholder, if such Stockholder complies with the advance notice provisions of our bylaws. Our bylaws provide that a Stockholder who wishes to nominate a person for election as a director at a meeting of Stockholders must deliver written notice to our Secretary, Matthew Goldstein, c/o Garrison Capital Inc., 1290 Avenue of the Americas, Suite 914, New York, New York 10104. This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act, and certain other information set forth in the bylaws, including the following information for each director nominee: full name, age and address; principal occupation during the past five years; directorships on publicly held companies and investment companies during the past five years; number of shares of our Common Stock owned, if any; and a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the Stockholders. In order to be eligible to be a nominee for election as a director by a Stockholder, such potential nominee must deliver to our Secretary a written questionnaire providing the requested information about the background and qualifications of such person and a written representation and agreement that such person is not and will not become a party to any voting agreements, any agreement or understanding with any person with respect to any compensation or indemnification in connection with service on the Board and would be in compliance with all of our publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

Criteria considered by the Nominating and Corporate Governance Committee in evaluating the qualifications of individuals for election as members of the Board include compliance with the independence and other applicable requirements of the corporate governance requirements of The NASDAQ Global Select Market, the 1940 Act and the SEC, and all other applicable laws, rules, regulations and listing standards, the criteria, policies and principles set forth in the Nominating and Corporate Governance Committee charter and the ability to contribute to the effective management of the Company, taking into account the needs of the Company and such factors as the individual’s experience, perspective, skills and knowledge of the industry in which the Company operates. The Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying individuals for election as members of the Board, but the Nominating and Corporate Governance Committee will consider such factors as it may deem are in the best interests of the Company and its Stockholders. Such factors may include the individual’s professional experience, education, skills and other individual qualities or attributes, including gender, race or national origin.

Valuation Committee

The members of our Valuation Committee are Messrs. Guthrie, Martin, Shewmaker and Westwood, each of whom meets the independence standards established by the SEC and the NASDAQ corporate governance rules. Mr. Shewmaker serves as Chairman of the Valuation Committee. The Valuation Committee is responsible for making recommendations to the Board in accordance with the valuation policies and procedures adopted by the Board (the “Valuation Policies”), reviewing valuations and any reports of independent valuation firms, confirming valuations are made in accordance with the Valuation Policies and reporting any deficiencies or violations of such valuation procedures to the Board on at least a quarterly basis and reviewing such other matters as the Board or the Valuation Committee shall deem appropriate. The Valuation Committee uses the services of one or more independent valuation firms to help them determine the fair value of securities. The Valuation Committee Charter is available on our website at www.garrisoncapitalbdc.com.

Compensation Committee

The members of our Compensation Committee are Messrs. Guthrie, Martin, Shewmaker and Westwood, each of whom meets the independence standards established by the SEC and the NASDAQ corporate governance rules. The Compensation Committee is responsible for determining, or recommending to the Board for determination, the compensation, if any, of our chief executive officer and all other executive officers of the Company. Currently none of the Company’s executive officers are compensated by the Company and, as a result, the Compensation Committee does not produce and/or review a report on executive compensation practices. The Compensation Committee also has the authority to engage compensation consultants following consideration of certain factors related to such consultants’ independence. The Compensation Committee Charter is available on our website at www.garrisoncapitalbdc.com.

Communication with the Board

Stockholders with questions about the Company are encouraged to contact the Company’s Investor Relations Department, 1290 Avenue of the Americas, Suite 914, New York, New York 10104, or by calling us collect at (212) 372-9590 or by visiting our website at www.garrisoncapitalbdc.com. However, if Stockholders believe that their questions have not been addressed, they may communicate with the Board by sending their communications to Matthew Goldstein, Secretary, c/o Garrison Capital Inc., 1290 Avenue of the Americas, Suite 914, New York, New York 10104. All Stockholder communications received in this manner will be delivered to one or more members of the Board.

Information about the Executive Officers Who Are Not Directors

Set forth below is certain information regarding our executive officers who are not directors.

Name Address and Age(1)	Position(s) held with Company	Principal Occupation(s) During the Past 5 Years
Matthew Goldstein, 32	Secretary and Chief Compliance Officer	Chief Compliance Officer and Secretary, Private Funds Attorney
Michelle Rancic, 36	Chief Accounting Officer	Controller, Garrison Investment Group

(1)	The address for the executive officers is c/o Garrison Investment Group, 1290 Avenue of the Americas, Suite 914, New York, New York 10104.

Matthew Goldstein has served as our Chief Compliance Officer and Secretary since October 2014. Mr. Goldstein joined Garrison Investment Group as Associate General Counsel in July 2014. Prior to joining Garrison Investment Group, Mr. Goldstein was a private funds lawyer at Paul, Weiss, Rifkind, Wharton & Garrison LLP from August 2011 to July 2014 and was previously at Paul Hastings LLP. Mr. Goldstein received a B.A. from the University of Michigan and a J.D. from Hofstra University. Mr. Goldstein is admitted to practice in New York.

Michelle Rancic has served as our Chief Accounting Officer since March 2015. Ms. Rancic joined Garrison Investment Group in May 2010 as an Associate Accountant and is the Chief Accounting Officer for Garrison Investment Group and Garrison Capital Inc. Prior to joining Garrison Investment Group, Ms. Rancic was a manager in the Banking and Capital Markets Assurance Practice at PricewaterhouseCoopers LLP. At PricewaterhouseCoopers, she was responsible for the management of multiple professionals with responsibility for the planning, implementation, and completion of financial statement audits of top tier SEC and non-SEC clients in the Banking and Capital Markets industry. Ms. Rancic received a B.S. in Accounting/Business Administration from University at Albany and is a Certified Public Accountant in the State of New York.

Code of Conduct and Joint Code of Ethics

We expect each of our officers and directors, as well as any person affiliated with our operations, to act in accordance with the highest standards of personal and professional integrity at all times and to comply with the Company’s policies and procedures and all laws, rules and regulations of any applicable international, federal, provincial, state or local government. To this effect, the Company has adopted a Code of Conduct, which is posted on the Company’s website at www.garrisoncapitalbdc.com. The Code of Conduct applies to the Company’s directors, executive officers, officers and their respective staffs.

We and Garrison Capital Advisers have adopted and maintain a Joint Code of Ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the Joint Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the Joint Code of Ethics’ requirements. You may read and copy the Joint Code of Ethics at the SEC’s Public Reference Room in Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090. In addition, the Joint Code of Ethics is available on the EDGAR Database on the SEC’s Internet site at www.sec.gov. You may also obtain copies of the Joint Code of Ethics, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. We intend to disclose any material amendments to or waivers of required provisions of the Joint Code of Ethics on a current report on Form 8-K or on our website at www.garrisoncapitalbdc.com.

Compensation of Directors

The following table shows information regarding the compensation earned by our directors for the fiscal year ended December 31, 2014. No compensation is paid to directors who are “interested persons” of the Company.

	Year ended December 31, 2014
Name	Total Compensation from Garrison Capital Inc.(1)	Pension or Retirement Benefits Accrued as Part of Our Expenses(2)	Aggregate Compensation from Garrison Capital Inc.(1)
Independent Directors
Roy Guthrie	$90,765	—	$90,765
Cecil Martin	$101,327	—	$101,327
Bruce Shewmaker	$98,514	—	$98,514
Matthew Westwood	$88,250	—	$88,250
Interested Directors
Rafael Astruc	—	—	—
Brian Chase	—	—	—
Joseph Tansey	—	—	—

(1)	The amounts listed are for the year ended December 31, 2014. For a discussion of the Independent Directors’ compensation, see below.
(2)	We do not have a profit-sharing or retirement plan, and directors do not receive any pension or retirement benefits.

In 2014 our Independent Directors each received an annual fee of $70,000. On March 3, 2015 the Board of Directors approved an increase in the annual fee to $75,000. They also receive $2,500 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each in-person Board meeting and receive $1,000 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each committee meeting. In addition, the Chairman of each of the Valuation Committee and the Audit Committee receives an annual fee of $10,000 for their additional services in these capacities and the Chairman of the Nominating and Corporate Governance Committee receives an additional fee of $5,000 for his additional services in this capacity. No compensation is paid to directors who are not independent of the Company and Garrison Capital Advisers. In addition, we have purchased directors’ and officers’ liability insurance on behalf of our directors and officers.

Certain Relationships and Related Party Transactions

We have entered into agreements with our Adviser, in which our senior management and members of our investment committee have ownership and financial interests. Members of our senior management and members of the investment committee also serve as principals of other investment managers affiliated with our Adviser that do and may in the future manage investment funds, accounts or other investment vehicles with investment objectives similar to ours. In addition, our executive officers and directors and the members of our Adviser and members of the investment committee serve or may serve as officers, directors or principals of entities that operate in the same, or related, line of business as we do or of investment funds, accounts or other investment vehicles managed by our affiliates. These investment funds, accounts or other investment vehicles may have investment objectives similar to our investment objective. As a result, we may not be given the opportunity to participate in certain investments made by investment funds, accounts or other investment vehicles managed by our Adviser or its affiliates or by members of the investment committee. However, in order to fulfill its fiduciary duties to each of its clients, our Adviser intends to allocate investment opportunities in a manner that is fair and equitable over time and is consistent with the written allocation policy of Garrison Investment Group and its affiliated investment advisers, including our Adviser, investment objective and strategies so that we are not disadvantaged in relation to any other client.

Policies and Procedures for Managing Conflicts

Garrison Capital Advisers and its affiliates have both subjective and objective procedures and policies in place and designed to manage the potential conflicts of interest between Garrison Capital Advisers’ fiduciary obligations to us and the similar fiduciary obligations of its affiliates to other clients. For example, such policies and procedures are designed to ensure that investment opportunities are allocated in a fair and equitable manner among clients of the Adviser and its affiliates. An investment opportunity that is suitable for multiple clients of our Adviser and its affiliates may not be capable of being shared among some or all of such clients and affiliates due to the limited scale of the opportunity or other factors, including regulatory restrictions imposed by the 1940 Act. There can be no assurance that our Adviser’s or its affiliates’ efforts to allocate any particular investment opportunity fairly among all clients for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to us. Not all conflicts of interest can be expected to be resolved in our favor.

Our Adviser may manage investment vehicles with similar or overlapping investment strategies with us and has put in place a conflict-resolution policy that addresses the co-investment restrictions set forth under the 1940 Act and seeks to ensure the equitable allocation of investment opportunities when we are able to invest alongside other accounts managed by our Adviser and its affiliates. When we invest alongside such other accounts as permitted, such investments are made consistent with the written allocation policy of Garrison Investment Group and its affiliated Advisers, including our Adviser. Under this allocation policy, a fixed calculation, based on the type of investment, will be applied to determine the amount of each opportunity to be allocated to us. This allocation policy will be periodically approved by our Adviser and reviewed by our independent directors. We expect that these determinations will be made similarly for other accounts sponsored or managed by our Adviser and its affiliates. Where we are able to co-invest consistent with the requirements of the 1940 Act, if sufficient securities or loan amounts are available to satisfy our and each such account’s proposed demand, we expect that the opportunity will be allocated in accordance with our Adviser’s pre-transaction determination. If there is an insufficient amount of an investment opportunity to satisfy us and other accounts sponsored or managed by our Adviser or its affiliates, the allocation policy further provides that allocations among us and such other accounts will generally be made pro rata based on each account’s available capital in the asset class being allocated, up to the amount proposed to be invested by each account. However, we cannot assure you that investment opportunities will be allocated to us fairly or equitably in the short-term or over time. We expect that these determinations will be made similarly for other accounts sponsored or managed by Garrison Investment Group and its affiliates. In situations where co-investment with other accounts managed by our Adviser or its affiliates is not permitted or appropriate, Garrison Investment Group and our Adviser will need to decide which client will proceed with the investment. Our Adviser’s allocation policy provides, in such circumstances, for investments to be allocated on a rotational basis to assure that all clients have fair and equitable access to such investment opportunities.

Co-Investment Opportunities

We have in the past and expect in the future to co-invest on a concurrent basis with other affiliates, unless doing so is impermissible with existing regulatory guidance, applicable regulations and our allocation procedures. We, Garrison Investment Group and Garrison Capital Advisers obtained exemptive relief from the SEC on January 12, 2015 to permit greater flexibility to negotiate the terms of co-investments if our Board determines that it would be advantageous for us to co-invest with other accounts managed by Garrison Capital Advisers or its affiliates in a manner consistent with our investment objectives, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors.

Material Non-Public Information

Our senior management, members of our investment committee and other investment professionals from Garrison Capital Advisers may serve as directors of, or in a similar capacity with, companies in which we invest or in which we are considering making an investment. Through these and other relationships with a company, these individuals may obtain material non-public information that might restrict our ability to buy or sell the securities of such company under the policies of the company or applicable law.

Investment Advisory Agreement

As further described below, we originally entered into an investment advisory agreement (as amended, the “Original Investment Advisory Agreement”) with Garrison Capital Advisers on October 9, 2012, pursuant to which we pay Garrison Capital Advisers a fee for investment management services consisting of a base management fee and an incentive fee.

The management fee and incentive fee paid to Garrison Capital Advisers are based on the value of our investments, and there may be a conflict of interest when personnel of Garrison Capital Advisers are involved in the valuation process for our portfolio investments in addition to the incentives the incentive fee structure may create for the Adviser to make speculative investments. Garrison Capital Advisers earned management fees and incentive fees under the Original Investment Advisory Agreement for the fiscal year ended December 31, 2014 in the amount of $8.1 million and $8.4 million, respectively, and for the fiscal year ended December 31, 2013 in the amount of $2.5 million and $1.1 million, respectively (net of $4.1 million of fee waivers).

Administration Agreement

We have entered into an administration agreement (the “Administration Agreement”) pursuant to which Garrison Capital Administrator furnishes us with office facilities, equipment and clerical, bookkeeping, recordkeeping and other administrative services. Under the Administration Agreement, Garrison Capital Administrator performs, or oversees the performance of, our required administrative services, which include being responsible for the financial records which we are required to maintain and preparing reports to our Stockholders and reports filed with the SEC. Garrison Investment Group is the sole member of and controls Garrison Capital Administrator. For the fiscal years ended December 31, 2014 and 2013, the Company reimbursed Garrison Capital Administrator in the amount of $0.8 million and $0.7 million, respectively, for the services described above.

License Agreement

We have entered into a license agreement (the “License Agreement”) with Garrison Investment Group pursuant to which Garrison Investment Group has granted us a non-exclusive, royalty-free license to use the name “Garrison.” Under the License Agreement, we have a right to use the Garrison name for so long as Garrison Capital Advisers or one of its affiliates remains the Adviser. Other than with respect to this limited license, we have no legal right to the “Garrison” name.

Staffing Agreement

Garrison Capital Advisers has entered into a staffing agreement (the “Staffing Agreement”) with Garrison Investment Group. Under the Staffing Agreement, Garrison Investment Group makes available to Garrison Capital Advisers experienced investment professionals and access to the senior investment personnel and other resources of Garrison Investment Group and its affiliates. The Staffing Agreement provides Garrison Capital Advisers with access to deal flow generated by the professionals of Garrison Investment Group and commits the members of the Adviser’s investment committee to serve in that capacity. Garrison Capital Advisers capitalizes on what we believe to be the significant deal origination, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of Garrison Investment Group’s investment professionals.

Related Party Transactions Policy

The Audit Committee, in consultation with the Company’s Chief Executive Officer, Chief Compliance Officer and legal counsel, has established a written policy to govern the review of potential related party transactions. The Audit Committee conducts quarterly reviews of any potential related party transactions and, during these reviews, it also considers any conflicts of interest brought to its attention pursuant to the Company’s Code of Conduct or Joint Code of Ethics.

PROPOSAL 2: APPROVAL OF THE INVESTMENT ADVISORY AGREEMENT

We are asking Stockholders to approve the New Advisory Agreement, pursuant to which the Adviser will continue to serve as the investment adviser to the Company.

Background

The Adviser has provided investment advisory services to the Company since its inception. Subject to the oversight of the Board, the Adviser serves as the Company’s investment adviser and is responsible for managing the Company’s investments on a day-to-day basis.

The proposal to approve the New Advisory Agreement is the result of a potential change in control of the Adviser. The Adviser was organized as a limited liability company under the Delaware Limited Liability Company Act on November 29, 2010. Currently, the Adviser is controlled by Steven Stuart and Joseph Tansey.

Steven Stuart anticipates ceasing to participate in the day-to-day operations of Garrison Investment Group. As part of this change, his overall economic interests in Garrison Investment Group and its affiliates, including the Adviser, will gradually shift over time to Joseph Tansey and other Garrison Investment Group partners (such events collectively, the “Departure”). Mr. Tansey and the other Garrison Investment Group partners will continue to manage the day-to-day aspects of the Adviser.

Section 2(a)(4) of the 1940 Act provides that the transfer of a controlling interest of an investment adviser, such as will be caused by the Departure, constitutes an “assignment,” and Section 15(a) of the 1940 Act provides that any investment advisory contract must terminate on its “assignment.”

The 1940 Act requires that the New Advisory Agreement be approved by the Company’s Stockholders in order for it to become effective. Prior to the Board’s annual review of the Original Investment Advisory Agreement at its March 3, 2015 in-person meeting, the Board was advised of the impending Departure. The Board discussed whether it would be in the best interests of the Company to approve the New Advisory Agreement, to take effect as of the date on which the change of control of the Adviser occurs. The Board, including all of the Independent Directors, approved the continuation of the Original Investment Advisory Agreement, unanimously approved the New Advisory Agreement and recommended that it be submitted to the Company’s Stockholders for approval at the Annual Meeting.

There are no changes to the terms of the Original Investment Advisory Agreement in the New Advisory Agreement, including the fee structure and services to be provided.

If Proposal 2 is approved by the Company’s Stockholders, the New Advisory Agreement is expected to become effective as of the date on which the change of control of the Adviser occurs. If Proposal 2 is not approved by the Company’s Stockholders, the Board will consider alternatives for the Company, including seeking subsequent approval of a new investment advisory agreement by the Company’s Stockholders or entering into an interim advisory agreement with a duration of no more than 150 days.

Summary of the New Advisory Agreement

A copy of the form of the New Advisory Agreement is attached to this Proxy Statement as Exhibit A. The following description of the material terms of the New Advisory Agreement is only a summary and is qualified in its entirety by reference to Exhibit A.

Duration and Termination

The Original Investment Advisory Agreement originally was in effect for an initial two year term and was continued thereafter for a one-year period following annual approval in the manner required by the 1940 Act. If the Stockholders of the Company approve the New Advisory Agreement for the Company, the New Advisory Agreement will be in effect for an initial one year term and will continue thereafter for successive one-year periods following annual approval in the manner required by the 1940 Act.

Like the Original Investment Advisory Agreement, the New Advisory Agreement may be terminated without penalty (i) by vote of a majority of the Board, or by vote of a majority of the outstanding voting securities of the Company or (ii) by the Adviser, each upon not less than sixty (60) days’ written notice to the other. In addition, each of the Original Investment Advisory Agreement and the New Advisory Agreement will terminate automatically in the event of its assignment.

Advisory Services

Subject to the overall supervision of our Board, the Adviser manages the day-to-day operations of, and provides investment management services to us. Under each of the Original Investment Advisory Agreement and New Advisory Agreement, the Adviser (i) determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes; (ii) identifies, evaluates and negotiates the structure of the investments we make (including performing due diligence on our prospective portfolio companies); and (iii) closes, monitors and administers the investments we make, including the exercise of any voting or consent rights.

Advisory Fees

Each of the Original Investment Advisory Agreement and New Advisory Agreement provide that the Adviser receives a base management fee and an incentive fee. For the fiscal year ended December 31, 2014, Garrison Capital Advisers earned an aggregate amount of $16.5 million under the Original Investment Advisory Agreement, which represents management fees and incentive fees in the amount of $8.1 million and $8.4 million, respectively. The New Advisory Agreement includes the same base management fee and incentive fee currently in place under the Original Investment Advisory Agreement.

Management Fee

The base management fee is calculated at an annual rate of 1.75% of our gross assets, excluding cash and cash equivalents but including assets purchased with borrowed funds, and is payable quarterly in arrears. The base management fee is calculated based on the average carrying value of the Company’s gross assets at the end of the two most recently completed calendar quarters, and appropriately adjusted for any share issuances or repurchases during the current calendar quarter. Base investment advisory fees for any partial month or quarter are appropriately pro rated.

Incentive Fee

The incentive fee consists of two components, the income-based incentive fee and the capital gains-based incentive fee, that are independent of each other (except as provided in the Incentive Fee Cap and Deferral Mechanism described below), with the result that one component may be payable even if the other is not.

Incentive Fee Cap and Deferral Mechanism

We have structured the calculation of these incentive fees, which we refer to collectively as the “Income and Capital Gain Incentive Fee Calculations,” to include a fee limitation such that no incentive fee will be paid to the Adviser for any fiscal quarter if, after such payment, the cumulative incentive fees paid to the Adviser for the period that includes such fiscal quarter and the 11 full preceding fiscal quarters, which we refer as the “Incentive Fee Look-back Period”, would exceed 20.0% of our Cumulative Pre-Incentive Fee Net Return during the Incentive Fee Look-back Period.

The Incentive Fee Look-back Period commenced on April 1, 2013. Prior to April 1, 2016, the Incentive Fee Look-back Period will consist of fewer than 12 full fiscal quarters.

For example, at the end of our second full fiscal quarter after the initial public offering, the Incentive Fee Look-back Period consisted of two full fiscal quarters and our Cumulative Pre-Incentive Fee Net Return equaled the sum of (a) the Pre-Incentive Fee Net Investment Income during those two fiscal quarters and (b) our cumulative realized capital gains, cumulative realized capital losses, cumulative unrealized capital depreciation and cumulative unrealized capital appreciation, with “cumulative” meaning occurring during the two full fiscal quarters elapsed since April 1, 2013.

The deferral component of the Incentive Fee Cap and Deferral Mechanism may cause incentive fees that accrued during one fiscal quarter to be paid to the Adviser at any time during the 11 full fiscal quarters following such initial full fiscal quarter.

We accomplish this incentive fee limitation by subjecting each incentive fee payable to a cap, which we refer to as the “Incentive Fee Cap”. The Incentive Fee Cap in any quarter is equal to (a) 20.0% of Cumulative Pre-Incentive Fee Net Return during the Incentive Fee Look-back Period less (b) cumulative incentive fees of any kind paid to the Adviser by us during the Incentive Fee Look-back Period. To the extent the Incentive Fee Cap is zero or a negative value in any quarter, we will pay no incentive fee to the Adviser in that quarter. We only pay incentive fees to the extent allowed by the Incentive Fee Cap and Deferral Mechanism. To the extent that the payment of incentive fees is limited by the Incentive Fee Cap and Deferral Mechanism, the payment of such fees may be deferred and paid in subsequent quarters up to three years after their date of deferment, subject to applicable limitations included in the Original Investment Advisory Agreement and the New Advisory Agreement.

Cumulative Pre-Incentive Fee Net Return refers to the sum of (a) Pre-Incentive Fee Net Investment Income for each period during the Incentive Fee Look-back Period and (b) the sum of cumulative realized capital gains, cumulative realized capital losses, cumulative unrealized capital depreciation and cumulative unrealized capital appreciation during the applicable Incentive Fee Look-back Period.

Income-Based Incentive Fee

The first component of the incentive fee, which is income-based, is calculated and payable quarterly in arrears based on our Pre-Incentive Fee Net Investment Income for the immediately preceding calendar quarter, subject to a catch-up feature and the Incentive Fee Cap and Deferral Mechanism. For this purpose, “Pre-Incentive Fee Net Investment Income” means interest income, distribution income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses for the quarter (including the base management fee, expenses payable under the Administration Agreement and any interest expense and any distributions paid on any issued and outstanding preferred stock, but excluding the incentive fee). “Pre-Incentive Fee Net Investment Income” includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind (“PIK”) interest or original issue discount and zero coupon securities), accrued income that we have not yet received in cash. “Pre Incentive Fee Net Investment Income” does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The portion of such incentive fee that is attributable to deferred interest (such as PIK interest or original issue discount) is paid to the Adviser, together with any other interest accrued on the loan from the date of deferral to the date of payment, only if and to the extent we actually receive such interest in cash, and any accrual thereof will be reversed if and to the extent such interest is reversed in connection with any write-off or similar treatment of the investment giving rise to any deferred interest accrual.

The operation of the first component of the incentive fee for each quarter is as follows:

•	no incentive fee is payable to the Adviser in any calendar quarter in which our Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Rate of 2.00% (8.00% annualized);
•	100% of our Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Rate but is less than 2.50% in any calendar quarter (10.00% annualized) is payable to the Adviser. We refer to this portion of our Pre-Incentive Fee Net Investment Income (which exceeds the Hurdle Rate but is less than 2.50%) as the “catch-up.” The effect of the “catch-up” provision is that, if such Pre-Incentive Fee Net Investment Income exceeds 2.50% in any calendar quarter, the Adviser will receive 20% of such Pre-Incentive Fee Net Investment Income as if the Hurdle Rate did not apply; and
•	20% of the amount of such Pre-Incentive Fee Net Investment Income, if any, that exceeds 2.50% in any calendar quarter (10.00% annualized) is payable to the Adviser (once the Hurdle Rate is reached and the catch-up is achieved).

The portion of such incentive fee that is attributable to deferred interest (such as PIK interest or original issue discount) is paid to the Adviser, together with any other interest accrued on the loan from the date of deferral to the date of payment, only if and to the extent we actually receive such interest in cash, and any accrual thereof is reversed if and to the extent such interest is reversed in connection with any write-off or similar treatment of the investment giving rise to any deferred interest accrual. Any reversal of such amounts reduces net income for the quarter by the net amount of the reversal (after taking into account the reversal of incentive fees payable) and results in a reduction and possibly elimination of the incentive fees for such quarter. For the avoidance of doubt, no interest is paid to Garrison Capital Advisers on amounts accrued and not paid in respect of deferred interest.

There is no accumulation of amounts on the Hurdle Rate from quarter to quarter and, accordingly, there is no clawback of amounts previously paid if subsequent quarters are below the quarterly Hurdle Rate and there is no delay of payment if prior quarters are below the quarterly Hurdle Rate. Since the Hurdle Rate is fixed, as interest rates rise, it will be easier for the Adviser to surpass the Hurdle Rate and receive an incentive fee based on Pre-Incentive Fee Net Investment Income.

Our net investment income used to calculate this component of the incentive fee is also included in the amount of our gross assets used to calculate the 1.75% base management fee. These calculations are appropriately prorated for any period of less than three months and adjusted for any share issuances or repurchases during the current quarter.

The following is a graphical representation of the calculation of the income-based component of the incentive fee:

Quarterly Incentive Fee based on Pre-Incentive Fee Net Investment Income
(Expressed as a Percentage of the Value of Net Assets)

Percentage of Pre-Incentive Fee Net Investment Income Allocated to First Component of Incentive Fee

Capital Gains-Based Incentive Fee

The second, capital gains component of the incentive fee is determined and payable in arrears as of the end of each calendar year (or upon termination of the Original Investment Advisory Agreement, as of the termination date), commencing on December 31, 2013, and equals 20% of our cumulative aggregate realized capital gains through the end of each calendar year, computed net of our aggregate cumulative realized capital losses and our aggregate cumulative unrealized capital depreciation through the end of such year, less the aggregate amount of any previously paid capital gains incentive fees and subject to the Incentive Fee Cap and Deferral Mechanism. If such amount is negative, then no capital gains incentive fee is payable for such year. Additionally, if the Original Investment Advisory Agreement and the New Advisory Agreement is terminated as of a date that is not a calendar year end, the termination date is treated as though it were a calendar year end for purposes of calculating and paying the capital gains incentive fee. The capital gains component of the incentive fee is not subject to any minimum return to Stockholders. The Company accrues the capital gains incentive fee if, on a cumulative basis, the sum of net realized gains/(losses) plus net unrealized appreciation/(depreciation) is positive.

Because of the structure of the incentive fee, it is possible that the Company may pay an incentive fee in a quarter where we incur a loss. For example, if we receive Pre-Incentive Fee Net Investment Income in excess of the Hurdle Rate, we will pay the applicable incentive fee even if we have incurred a loss in that quarter due to realized and unrealized capital losses.

Examples of Quarterly Incentive Fee Calculation

Example 1: Income Related Portion of Incentive Fee (*):

Alternative 1

Assumptions

Investment income (including interest, distributions, fees, etc.) = 1.25%
Hurdle Rate(1) = 2.00%
Base management fee(2) = 0.4375%
Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.25%
Pre-Incentive Fee Net Investment Income
  (investment income – (base management fee + other expenses)) = 0.5625%
Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Rate, therefore there is no incentive fee.

Alternative 2

Assumptions

Investment income (including interest, distributions, fees, etc.) = 3.00%
Hurdle Rate(1) = 2.00%
Base management fee(2) = 0.4375%
Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.25%
Pre-Incentive Fee Net Investment Income
  (investment income – (base management fee + other expenses)) = 2.3125%
Pre-Incentive Fee Net Investment Income exceeds the Hurdle Rate, therefore there is an incentive fee. Incentive fee  = (100% × “Catch-Up”) + (the greater of 0% AND (20% × (Pre-Incentive Fee Net
              Investment Income – 2.50%)))

     = (100.0% × (Pre-Incentive Fee Net Investment Income – 2.00%)) + 0%
     = 100.0% × (2.3125% – 2.00%)
     = 100.0% × 0.3125%
     = 0.3125%

Alternative 3

Assumptions

Investment income (including interest, distributions, fees, etc.) = 3.50%
Hurdle Rate(1) = 2.00%
Base management fee(2) = 0.4375%
Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.25%
Pre-Incentive Fee Net Investment Income
  (investment income – (base management fee + other expenses)) = 2.8125%
Pre-Incentive Fee Net Investment Income exceeds the Hurdle Rate, therefore there is an incentive fee. Incentive fee  = (100% × “Catch-Up”) + (the greater of 0% AND (20% × (Pre-Incentive Fee Net
              Investment Income – 2.50%)))

     = (100% × (2.50% – 2.00%)) + (20.0% × (2.8125% – 2.50%))
     = 0.50% + (20.0% × 0.3125%)
     = 0.50% + 0.0625%
     = 0.5625%

(*)	The hypothetical amount of Pre-Incentive Fee Net Investment Income shown is based on a percentage of net assets.
(1)	Represents 8.00% annualized Hurdle Rate.
(2)	Represents 1.75% annualized base management fee.
(3)	Excludes organizational and offering expenses.

Example 2: Capital Gains Portion of Incentive Fee:

Alternative 1

Assumptions

Year 1:	$20 million investment made in Company A (“Investment A”), and $30 million investment made in Company B (“Investment B”)
Year 2:	Investment A sold for $50 million and fair market value, or FMV, of Investment B determined to be $32 million
Year 3:	FMV of Investment B determined to be $25 million
Year 4:	Investment B sold for $31 million

The capital gains portion of the incentive fee would be:

Year 1:	None
Year 2:	Capital gains incentive fee of $6.0 million ($30 million realized capital gains on sale of Investment A multiplied by 20.0%)
Year 3:	None; $5.0 million (20.0% multiplied by ($30 million cumulative capital gains less $5 million cumulative capital depreciation)) less $6.0 million (previous capital gains fee paid in Year 2)
Year 4:	Capital gains incentive fee of $200,000; $6.2 million ($31 million cumulative realized capital gains multiplied by 20.0%) less $6.0 million (capital gains fee paid in Year 2)

Alternative 2

Assumptions

Year 1:	$20 million investment made in Company A (“Investment A”), $30 million investment made in Company B (“Investment B”) and $25 million investment made in Company C (“Investment C”)
Year 2:	Investment A sold for $50 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million
Year 3:	FMV of Investment B determined to be $27 million and Investment C sold for $30 million
Year 4:	FMV of Investment B determined to be $35 million
Year 5:	Investment B sold for $20 million

The capital gains portion of the incentive fee would be:

Year 1:	None
Year 2:	Capital gains incentive fee of $5.0 million; 20.0% multiplied by $25 million ($30 million realized capital gains on Investment A less $5 million unrealized capital depreciation on Investment B)
Year 3:	Capital gains incentive fee of $1.4 million; $6.4 million (20.0% multiplied by $32 million ($35 million cumulative realized capital gains less $3 million unrealized capital depreciation on Investment B)) less $5.0 million (capital gains fee received in Year 2)
Year 4:	None
Year 5:	None; $5.0 million of capital gains incentive fee (20.0% multiplied by $25 million (cumulative realized capital gains of $35 million less realized capital losses of $10 million)) less $6.4 million (cumulative capital gains fee paid in Year 2 and Year 3)(1)

(1)	The cumulative aggregate capital gains fee received by Garrison Capital Advisers in this hypothetical example ($6.4 million) may be effectively greater than 20.0% of cumulative aggregate realized capital gains less net realized capital losses and aggregate cumulative net unrealized depreciation ($5.0 million).

Example 3: Application of the Incentive Fee Cap and Deferral Mechanism:

Assumptions

•	In each of Years 1 through 4 in this example, as well as in each preceding year from the date of our initial public offering, Pre-Incentive Fee Net Investment Income equals $40.0 million per year, which we recognized evenly in each quarter of each year and paid quarterly. This amount exceeds the hurdle rate and the requirement of the “catch-up” provision in each quarter of such year. As a result, the annual income related portion of the incentive fee, before the application of the Incentive Fee Cap and Deferral Mechanism in any year is $8.0 million ($40.0 million multiplied by 20%), and the cumulative income related portion of the incentive fee before the application of the incentive fee cap and deferral mechanism over any Incentive Fee Look-back Period is $24 million ($8.0 million multiplied by three). All income-related incentive fees were paid quarterly in arrears.

In each year preceding Year 1, we did not generate realized or unrealized capital gains or losses, no capital gain-related incentive fee was paid and there was no deferral of incentive fees.

Year 1:	We did not generate realized or unrealized capital gains or losses
Year 2:	We realized a $30.0 million capital gain and did not otherwise generate realized or unrealized capital gains or losses
Year 3:	We recognized a $5.0 million unrealized capital depreciation and did not otherwise generate realized or unrealized capital gains or losses
Year 4:	We realized a $6.0 million capital gain and did not otherwise generate realized or unrealized capital gains or losses

	Income Related Incentive Fee Accrued Before Application of Incentive Fee Cap and Deferral Mechanism	Capital Gains Related Incentive Fee Accrued Before Application of Incentive Fee Cap and Deferral Mechanism	Incentive Fee Cap	Incentive Fees Paid and Deferred
Year 1	$8.0 million ($40.0 million multiplied by 20%)	None	$8.0 million (20% of Cumulative Pre-Incentive Fee Net Return during Incentive Fee Look-back Period of $120.0 million less $16.0 million of cumulative incentive fees paid)	Incentive fees of $8.0 million paid; no incentive fees deferred

Year 2	$8.0 million ($40.0 million multiplied by 20%)	$6.0 million (20% of $30.0 million)	$14.0 million
(20% of Cumulative
Pre-Incentive Fee
Net Return during Incentive Fee
Look-back Period of $150.0 million
			($120.0 million plus $30.0 million) less $16.0 million of cumulative incentive fees paid)	Incentive fees of $14.0 million paid; no incentive fees deferred

Income Related Incentive Fee Accrued Before Application of Incentive Fee Cap and Deferral Mechanism	Capital Gains Related Incentive Fee Accrued Before Application of Incentive Fee Cap and Deferral Mechanism	Incentive Fee Cap	Incentive Fees Paid and Deferred
Year 3	$8.0 million ($40.0 million multiplied by 20%)	None (20% of cumulative net capital gains of $25.0 million ($30.0 million in cumulative realized gains less $5.0 million in cumulative unrealized capital depreciation) less
$6.0 million of capital gains fee paid in
Year 2)	$7.0 million
(20% of Cumulative
Pre-incentive Fee
Net Return during Incentive Fee
Look-back Period of $145.0 million
		($120.0 million plus $25.0 million) less $22.0 million of cumulative incentive fees paid)	Incentive fees of $7.0 million paid; $8.0 million of incentive fees accrued but payment restricted to $7.0 million by the Incentive Fee Cap; $1.0 million of incentive fees deferred

Year 4	$8.0 million ($40.0 million multiplied by 20%)	$0.2 million (20% of cumulative net capital gains of $31.0 million ($36.0 million cumulative realized capital gains less
$5.0 million cumulative unrealized capital depreciation) less $6.0 million of capital gains fee paid in Year 2)	$9.2 million
(20% of Cumulative
Pre-Incentive Fee
Net Return during Incentive Fee
Look-back Period of $151.0 million
		($120.0 million plus $31.0 million) less $21.0 million of cumulative incentive fees paid)	Incentive fees of $9.2 million paid ($8.2 million of incentive fees accrued in Year 4 plus $1.0 million of deferred incentive fees); no incentive fees

The Company additionally reimburses Garrison Capital Administrator, an affiliate of the Adviser, for the costs and expenses incurred by Garrison Capital Administrator in performing its obligations and providing personnel and facilities to the Company. For the fiscal years ended December 31, 2014 and 2013, the Company reimbursed Garrison Capital Administrator in the amount of $0.8 million and $0.7 million, respectively, for the services described above.

Other Provisions

Limitation of Liability and Indemnification

Each of the Original Investment Advisory Agreement and the New Advisory Agreement provides that Garrison Capital Advisers and its officers, managers, partners, agents, employees, controlling persons, members and affiliates are not liable to us for any act or omission by it in connection with its duties or obligations under the Original Investment Advisory Agreement and the New Advisory Agreement or otherwise as the Adviser, except that the foregoing exculpation does not extend to any act or omission constituting willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under the Original Investment Advisory Agreement and the New Advisory Agreement. The Original Investment Advisory Agreement and the New Advisory Agreement also provide for indemnification by us of Garrison Capital Advisers and its managers, partners, officers, employees, agents, controlling persons, members and affiliates for damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by them in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by us or our Stockholders or in our or our Stockholders’ right) arising out of or based on Garrison Capital Advisers’ duties or obligations under the Original Investment Advisory Agreement and the New Advisory Agreement or otherwise as the Adviser, subject to the same limitations and conditions.

Approval

The Original Investment Advisory Agreement was most recently approved by the Board, including a majority of the Independent Directors, on March 3, 2015, and was last approved by the Company’s Stockholders on June 28, 2011.

Executive Officers and Directors of the Adviser

Information regarding the principal executive officers of the Adviser before and after the change of control is set forth below. The address of the Adviser and its executive officers is 1290 Avenue of the Americas, Suite 914, New York, New York 10104. The Adviser was formed on November 29, 2010 and provides investment advisory services to the Company. The following are the executive officers of the Adviser, each of whom currently holds a position with the Company:

Name	Position with Adviser	Principal Occupation/Position with the Company
Joseph Tansey	President	Chief Executive Officer; Chairman of the Board of Directors; Director
Brian Chase	Chief Financial Officer	Chief Financial Officer; Treasurer; Director
Matthew Goldstein	Vice President; Secretary	Chief Compliance Officer; Secretary

Recommendation of the Board

The Board believes that the terms and conditions of the New Advisory Agreement are fair to, and in the best interests of, the Company and its Stockholders. The Board believes that, upon Stockholder approval of Proposal 2, the Adviser will continue providing the same level of services as it currently provides under the Original Investment Advisory Agreement. The Board was presented with information demonstrating that the New Advisory Agreement would enable the Company’s Stockholders to continue to obtain quality services at a cost that was fair and reasonable.

The Board noted that the terms of the New Advisory Agreement, including the fees payable thereunder, are identical to those of the Original Investment Advisory Agreement relating to the Company. The Board considered that the services to be provided and the standard of care under the New Advisory Agreement are the same as the Original Investment Advisory Agreement. The Board Members noted the Departure also does not alter the Adviser’s responsibilities and that the Adviser had indicated that it did not anticipate any material changes to the services provided to the Company as a result of the Departure. As previously disclosed, Steven Stuart left the Company’s investment committee in August. Prior to that time, Mr. Stuart had not been involved with the Company’s operations on a day-to-day basis.

In considering the New Advisory Agreement, the Board took into consideration (i) the nature, extent and quality of the advisory and other services provided by the Adviser under the Original Investment Advisory Agreement; (ii) historical performance of the Company; (iii) comparative data with respect to advisory fees or similar expenses paid by other business development companies with similar investment objectives; (iv) the Company’s projected operating expenses and expense ratio compared to business development companies with similar investment objectives; (v) any existing and potential sources of indirect income to the Adviser or Garrison Capital Administrator from their relationships with the Company and the profitability of those relationships; (vi) information about the services to be performed and the personnel performing such services under the Original Investment Advisory Agreement; (vii) the organizational capability and financial condition of the Adviser and its affiliates; (viii) the Adviser’s practices regarding the selection and compensation of brokers that may execute the Company’s portfolio transactions and the brokers’ provision of brokerage and research services to the Adviser; (ix) the possibility of obtaining similar services from other third party service providers or through an internally managed structure; and (x) other factors the Board deemed to be relevant. In its deliberations, the Board did not identify any single piece of information discussed below that was all-important, controlling or determinative of its decision.

Nature, Extent and Quality of Services Provided

The Board considered the Adviser’s specific responsibilities in all aspects of day-to-day management of the Company, noting that the services to be provided under the New Advisory Agreement are identical to those services provided under the Original Investment Advisory Agreement. In particular, they noted that the Adviser had served as the Company’s investment adviser since its inception in 2010.

In considering the nature, extent and quality of the services to be provided by the Adviser, the Board considered the quality of the Adviser’s compliance infrastructure and past reports from the Company’s Chief Compliance Officer. The Board noted that it had previously reviewed the Adviser’s registration on Form ADV, as well as the response of the Adviser to a detailed series of questions which included, among other things, information about the background and experience of the Adviser’s management and staff. The Board also considered its experience with the Adviser providing investment management services to the Company.

The Board also considered other services to be provided to the Company, such as monitoring adherence to the Company’s investment restrictions and monitoring compliance with various Company policies and procedures and with applicable securities regulations. Based on the factors above, as well as those discussed below, the Board concluded that it was satisfied with the nature, extent and quality of the services to be provided to the Company by the Adviser.

Comparison of Management Fee and Expense Ratio to Other Business Development Companies

The Board reviewed and considered comparative data with respect to the expense ratios and the amount and structure of the expenses paid by other externally managed business development companies. The Board noted that the Company’s base management fee of 1.75% is at the low end of the range of base management fees charged by most externally managed business development companies and is consistent with the base management fees for three out of the four companies which priced their initial public offerings within six months of the Company’s initial public offering. The Board also discussed that the incentive fee was consistent with the range of other externally managed business development companies, and that the Company’s total return hurdle provision was conservative compared to many other business development companies. The comparative data assisted the Board in assessing the fairness and reasonableness of the management and incentive fees to be paid under the New Advisory Agreement as well as the total estimated expenses to be paid by the Company. Based on the information reviewed and the considerations detailed above, the Board, including the Independent Directors, concluded that the fee and expense structure is fair and reasonable in relation to the services provided.

Experience of Management Team and Personnel

The Board discussed the experience of current key personnel of the Adviser and Garrison Investment Group. The Board considered that all of the current key portfolio management personnel of the Adviser are currently expected to continue their relationship with the Adviser following effectiveness of the New Advisory Agreement.

Historical Performance

The Board considered that the Adviser has demonstrated a strong track record of funding portfolio companies. The Adviser has been the investment adviser to the Company since the Company’s inception. Since its initial public offering, the Company’s net asset value has grown while maintaining stable dividends. The Company has been able to refinance its credit facility increasing its leverage while simultaneously reducing the Company’s weighted average effective yield, securitized its unsecured consumer loan portfolio invest all proceeds from its initial public offering into the Company’s core strategy, increase the portfolio’s weighted average effective yield while maintaining the overall credit quality of the portfolio and obtained exemptive relief from the SEC regarding certain co-investment transactions and a modified asset coverage requirement for the U.S. Small Business Administration-guaranteed debentures of any SBIC subsidiary.

Costs of Services Provided and Economies of Scale

The Board considered the costs incurred by the Company and the Adviser to provide services to the Company, the expected costs to be incurred by the Adviser, the profit that the Adviser may realize, and the Adviser’s financial condition. Based on its review, the Board concluded that the Adviser is financially able to provide the Company with the services enumerated in the New Advisory Agreement. The Board also noted that it does not pay any other fees to the Adviser and that the Adviser does not derive any material indirect benefits from its relationship to the Company.

The Board considered the extent to which economies of scale may be realized as the Company grows, but concluded that the Company will have to grow substantially before any economies of scale may be realized.

Conclusion

No single factor was determinative of the Board’s decision to approve the New Advisory Agreement; rather, the Board based its determination on the total mix of information available to it. Based on a consideration of all the factors in their totality, the Board, including a majority of the Independent Directors, determined that the New Advisory Agreement, including the compensation payable under the agreement, was fair and reasonable to the Company. The Board, including each of the Independent Directors, therefore determined that the approval of the New Advisory Agreement was in the best interests of the Company and its Stockholders.

THE BOARD, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE NEW ADVISORY AGREEMENT.

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee and the Board approved the engagement of McGladrey LLP (“McGladrey”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 at its March 3, 2015 meeting.

Effective March 17, 2014, the Board approved the engagement of McGladrey as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. As a result, effective March 17, 2014, the Board dismissed Ernst & Young LLP (“Ernst & Young”) from service as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The Board’s decision to dismiss Ernst & Young was recommended by the Audit Committee of the Board.

Ernst & Young served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2012 and 2013. The audit reports of Ernst & Young on the Company’s financial statements as of and for the years ended December 31, 2012 and 2013 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2012 and 2013 and in the subsequent period through March 17, 2014, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young would have caused it to make reference to the subject matter of the disagreements in connection with its audit report.

Effective March 17, 2014, upon the recommendation of the Audit Committee, the Board engaged McGladrey to serve as the Company’s independent registered accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2014. The Company’s Stockholders subsequently ratified that selection at the 2014 Annual Meeting of Stockholders.

During the fiscal years ended December 31, 2012 and 2013 and through March 17, 2014, the date of the engagement of McGladrey, neither the Company nor any person on its behalf has consulted with McGladrey with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” as such terms are described in Items 304(a)(1)(iv) or 304(a)(1)(v), respectively, of Regulation S-K promulgated under the Exchange Act.

We do not know of any direct or indirect financial interest of McGladrey in the Company. Representative(s) of McGladrey will attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to answer questions.

The following table sets forth Ernst & Young’s fees pertaining to the fiscal year ended December 31, 2013 and McGladrey’s fees pertaining to the fiscal year ended December 31, 2014 (dollars in thousands):

	Fiscal Year Ended December 31, 2013	Fiscal Year Ended December 31, 2014
Audit Fees	$547	$330
Audit-Related Fees	71	0
Tax Fees	48	15
All Other Fees	154	17
Total Fees	$820	$362

Audit Fees:  Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided in connection with statutory and regulatory filings.

Audit-Related Fees:  Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attestation services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees:  Tax fees consist of fees billed for professional services for tax compliance. These services include assistance regarding federal, state and local tax compliance.

All Other Fees:  Other fees include fees billed for products and services, other than the services described above, related to the Company’s registration statement on Form N-2.

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by McGladrey. The policy requires that the Audit Committee pre-approve the audit and permissible non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. All audit, audit-related, tax and other services provided by McGladrey to the Company during the fiscal year ended December 31, 2014 were approved by the Audit Committee in accordance with such policy. Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

Audit Committee Report(1)

The following is the report of the Audit Committee of Garrison Capital Inc. (the “Company”) with respect to the Company’s consolidated audited financial statements for the fiscal year ended December 31, 2014 (the “Audited Financial Statements”).

The Audit Committee has reviewed and discussed the Company’s Audited Financial Statements with management and McGladrey LLP (“McGladrey”), the Company’s independent registered public accounting firm, with and without management present. The Audit Committee included in its review results of McGladrey’s examinations, the Company’s internal controls and the quality of the Company’s financial reporting. The Audit Committee also reviewed the Company’s procedures and internal control processes designed to ensure full, fair and adequate financial reporting and disclosures, including procedures for certifications by the Company’s chief executive officer and chief financial officer that are required in periodic reports filed by the Company with the Securities and Exchange Commission (the “SEC”). The Audit Committee is satisfied that the Company’s internal control system is adequate and that the Company employs appropriate accounting and auditing procedures.

The Audit Committee also has discussed with McGladrey matters relating to McGladrey’s judgments about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting as required by Statement of Auditing Standards No. 61 (Auditor’s Communication With Those Charged With Governance). In addition, the Audit Committee has discussed with McGladrey their independence from management and the Company, as well as the matters in the written disclosures received from McGladrey and required by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committee Concerning Independence). The Audit Committee received a letter from McGladrey confirming their independence and discussed it with them. The Audit Committee discussed and reviewed with McGladrey the Company’s critical accounting policies and practices, internal controls, other material written communications to management and the scope of McGladrey’s audit and all fees paid to McGladrey during the fiscal year. The Audit Committee adopted guidelines requiring review and pre-approval by the Audit Committee of audit and audit-related services performed by McGladrey for the Company. The Audit Committee has reviewed and considered the compatibility of McGladrey’s performance of audit-related services with the maintenance of McGladrey’s independence as the Company’s independent registered public accounting firm.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the Board of Directors approve the Audited Financial Statements and recommended to the Board of Directors that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

March 3, 2015

The Audit Committee

Cecil Martin, Chairman
Roy Guthrie
Bruce Shewmaker
Matthew Westwood

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

OTHER BUSINESS

The Board knows of no other matter that is likely to come before the Annual Meeting or that may properly come before the Annual Meeting, apart from the consideration of an adjournment or postponement.

If there appears not to be enough votes for a quorum or to approve the proposals at the Annual Meeting, then either the presiding officer of the Annual Meeting or the Stockholders who are represented in person or by proxy may vote to adjourn the Annual Meeting to permit the further solicitation of proxies. The person(s) named as proxies will vote proxies held by them for such adjournment.

ANNUAL AND QUARTERLY REPORTS

Copies of our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K are available, without charge, on our website at www.garrisoncapitalbdc.com or upon request by writing to us or by calling us collect at (212) 372-9590. Please direct your written request to Matthew Goldstein, Secretary, c/o Garrison Capital Inc., 1290 Avenue of the Americas, Suite 914, New York, New York 10104. Copies of such reports are also posted and are available without charge on the SEC’s website at www.sec.gov.

DELIVERY OF PROXY MATERIALS

Please note that only one copy of the Proxy Statement, the Annual Report or Notice of Internet Availability of Proxy Materials may be delivered to two or more Stockholders who share an address unless we have received contrary instructions from one or more of the Stockholders. We will deliver promptly, upon request, a separate copy of any of these documents to Stockholders at a shared address to which a single copy of such document(s) was delivered. Stockholders who wish to receive a separate copy of any of these documents, or to receive a single copy of such documents if multiple copies were delivered, now or in the future, should submit their request by writing to us or by calling us collect at (212) 372-9590. Please direct your written requests to Matthew Goldstein, Secretary, c/o Garrison Capital Inc., 1290 Avenue of the Americas, Suite 914, New York, New York 10104.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Company expects that the 2016 annual meeting of Stockholders will be held in May 2016, but the exact date, time and location of such meeting have yet to be determined. A Stockholder who intends to present a proposal at the 2016 annual meeting, including nomination of a director, must submit the proposal in writing addressed to Matthew Goldstein, Secretary, c/o Garrison Capital Inc., 1290 Avenue of the Americas, Suite 914, New York, New York 10104. Notices of intention to present proposals, including nomination of a director, at the 2016 annual meeting must be received by the Company between November 21, 2015 and 5:00 p.m., Eastern Time, on December 21, 2015. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the 2016 annual meeting unless certain securities law requirements are met. The Company reserves the right to reject, rule out of order or to take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

The Company’s Audit Committee has established guidelines and procedures regarding the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (collectively, “Accounting Matters”). Persons with complaints or concerns regarding Accounting Matters may submit their complaints to the Company’s Chief Compliance Officer. Persons who are uncomfortable submitting complaints to the Chief Compliance Officer, including complaints involving the Chief Compliance Officer, may submit complaints directly to the Company’s Audit Committee. Complaints may be submitted on an anonymous basis.

The Chief Compliance Officer may be contacted at:

Garrison Capital Inc.
Attn: Chief Compliance Officer
1290 Avenue of the Americas, Suite 914
New York, New York 10104

The Audit Committee Members may be contacted at:

Garrison Capital Inc.
Attn: Chairman of Audit Committee
Email: GARS@openboard.info
Website: http://www.openboard.info/GARS/
Phone: 1-866-899-9218

You are cordially invited to attend our Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, you are requested to vote in accordance with the voting instructions in the Notice of Internet Availability of Proxy Materials or by requesting hard copy proxy materials from us and returning a proxy card.

By Order of the Board of Directors,

/s/ Matthew Goldstein

Matthew Goldstein
Secretary

New York, New York
March 20, 2015

EXHIBIT A

THIRD AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

BY AND BETWEEN

GARRISON CAPITAL INC.

AND

GARRISON CAPITAL ADVISERS LLC

This Third Amended and Restated Investment Advisory Agreement made this    day of          2015 (this “Agreement”), by and between GARRISON CAPITAL INC., a Delaware corporation (the “Corporation”), and GARRISON CAPITAL ADVISERS LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Corporation operates as a closed-end, non-diversified management investment company;

WHEREAS, the Corporation has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”);

WHEREAS, the Corporation and the Adviser are party to that certain second amended and restated investment advisory agreement dated May 6, 2014 by and between the Corporation and the Adviser (the “Prior Agreement”); and

WHEREAS, the Corporation and the Adviser desire to amend and restate the Prior Agreement to set forth the terms and conditions for the continued provision by the Adviser of investment advisory services to the Corporation, and the stockholders of the Corporation approved this Agreement at a meeting held on May 1, 2015.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. Duties of the Adviser.

(a) The Corporation hereby employs the Adviser to act as the investment adviser to the Corporation and to manage the investment and reinvestment of the assets of the Corporation, subject to the supervision of the board of directors of the Corporation (the “Board of Directors”), for the period and upon the terms herein set forth, (i) in accordance with the investment objective, policies and restrictions that are set forth in the Corporation’s filings with the Securities and Exchange Commission, as the same may be amended from time to time, (ii) in accordance with the Investment Company Act, the Investment Advisers Act and all other applicable federal and state law and (iii) in accordance with the Corporation’s certificate of incorporation and bylaws, each as amended from time to time.

Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement, (i) determine the composition of the portfolio of the Corporation, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Corporation (including performing due diligence on prospective portfolio companies); (iii) execute, close, service and monitor the Corporation’s investments; (iv) determine the securities and other assets that the Corporation will purchase, retain or sell; and (v) provide the Corporation with such other investment advisory, research and related services as the Corporation may, from time to time, reasonably require for the investment of its funds. The Adviser shall have the power and authority on behalf of the Corporation to effectuate its investment decisions for the Corporation, including the execution and delivery of all documents relating to the Corporation’s investments and the placing of orders for other purchase or sale transactions on behalf of the Corporation.

In the event that the Corporation determines to acquire debt financing or to refinance existing debt financing, the Adviser shall arrange for such financing on the Corporation’s behalf, subject to the oversight and approval of the Board of Directors.

If it is necessary for the Adviser to make investments on behalf of the Corporation through a subsidiary or special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such subsidiary or special purpose vehicle and to make such investments through such subsidiary or special purpose vehicle in accordance with the Investment Company Act.

(b) The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the amounts of compensation provided herein.

(c) Subject to the requirements of the Investment Company Act, the Adviser is hereby authorized, but not required, to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Corporation’s investment objective and policies, and work, along with the Adviser, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Corporation, subject in all cases to the oversight of the Adviser and the Corporation. The Adviser, and not the Corporation, shall be responsible for any compensation payable to any Sub-Adviser. Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act, the Investment Advisers Act and other applicable federal and state law.

(d) For all purposes herein provided, the Adviser shall be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Corporation in any way or otherwise be deemed an agent of the Corporation.

(e) The Adviser shall keep and preserve, in the manner and for the period that would be applicable to investment companies registered under the Investment Company Act, any books and records relevant to the provision of its investment advisory services to the Corporation, shall specifically maintain all books and records with respect to the Corporation’s portfolio transactions and shall render to the Board of Directors such periodic and special reports as the Board of Directors may reasonably request. The Adviser agrees that all records that it maintains for the Corporation are the property of the Corporation and shall surrender promptly to the Corporation any such records upon the Corporation’s request, provided that the Adviser may retain a copy of such records.

2. Corporation’s Responsibilities and Expenses Payable by the Corporation.  All investment professionals of the Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Adviser and not by the Corporation.

The Corporation shall bear all other costs and expenses of its operations and transactions, including those relating to: (a) organization; (b) calculating the Corporation’s net asset value (including the cost and expenses of any independent valuation firm); (c) fees and expenses, including travel expenses, incurred by the Adviser or payable to third parties in performing due diligence on prospective portfolio companies, monitoring the Corporation’s investments and, if necessary, enforcing the Corporation’s rights; (d) interest payable on debt, if any, incurred to finance the Corporation’s investments; (e) costs of offerings of the Corporation’s common stock and other securities; (f) the base management fee and any incentive fee; (g) distributions on the Corporation’s common stock; (h) administration fees payable to the Garrison Capital Administrator LLC (the “Administrator”) under the administration agreement dated as of October 9, 2012 (as amended from time to time, the “Administration Agreement”); (i) transfer agent and custody fees and expenses; (j) the allocated costs incurred by the Administrator in providing managerial assistance to those portfolio companies that request it; (k) amounts payable to third parties relating to, or associated with, evaluating, making and disposing of investments; (l) brokerage fees and commissions; (m) registration fees; (n) listing fees; (o) taxes; (p) independent director fees and expenses; (q) costs associated with the Corporation’s reporting and compliance obligations under the Investment Company Act and applicable U.S. federal and state securities laws; (r) the costs of any reports, proxy statements or other notices to the Corporation’s stockholders, including printing costs; (s) costs of holding stockholder meetings; (t) the Corporation’s fidelity bond; (u) directors and officers/errors and omissions liability insurance, and any other insurance premiums; (v) litigation, indemnification and other non-recurring or extraordinary expenses; (w) direct costs and expenses of administration and operation, including audit and legal costs; (x) fees and expenses associated with marketing efforts; (y) dues, fees and charges of any trade association of which the Corporation is a member; and (z) all other expenses reasonably incurred by the Corporation or the Administrator in connection with administering the Corporation’s business, such as the allocable portion of overhead under the Administration Agreement, including rent and the Corporation’s allocable portion of the costs and expenses of its chief compliance officer, chief financial officer and their respective staffs.

3. Compensation of the Adviser.  The Corporation agrees to pay, and the Adviser agrees to accept, as compensation for the investment advisory and management services provided by the Adviser hereunder, a fee consisting of two components: a base management fee (the “Base Management Fee”) and an incentive fee (the “Incentive Fee”), each as hereinafter set forth. The Corporation shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct. To the extent permitted by applicable law, the Adviser may elect, or adopt a deferred compensation plan pursuant to which it may elect to defer all or a portion of its fees hereunder for a specified period of time.

(a) The Base Management Fee shall be calculated at an annual rate equal to 1.75% of the gross assets of the Corporation, excluding cash and cash equivalents but including assets purchased with borrowed funds. For services rendered under this Agreement, the Base Management Fee shall be payable quarterly in arrears. The Base Management Fee shall be calculated based on the average carrying value of the gross assets of the Corporation at the end of the two most recently completed calendar quarters. Such amount shall be appropriately adjusted (based on the actual number of days elapsed relative to the total number of days in such calendar quarter) for any share issuances or repurchases during a calendar quarter. The Base Management Fee for any partial month or quarter shall be appropriately pro-rated (based on the number of days actually elapsed at the end of such partial month or quarter relative to the total number of days in such month or quarter). For purposes of this Agreement, cash equivalents shall mean U.S. government securities and commercial paper instruments maturing within 270 days of the date of purchase of such instrument by the Corporation. Notwithstanding anything herein to the contrary, to the extent that the Adviser or an affiliate of the Adviser provides investment advisory, collateral management or other similar services to a subsidiary of the Corporation, the Base Management Fee shall be reduced by an amount equal to the product of (a) the total fees paid to the Adviser by such subsidiary for such services and (b) the percentage of such subsidiary’s total equity that is owned, directly or indirectly, by the Corporation.

(b) The Incentive Fee, which is subject to the Incentive Fee Cap and Deferral Mechanism (as defined under Section 3(c) below), shall consist of two parts, as follows:

(i)	One part will be calculated and payable quarterly in arrears based on the Pre-Incentive Fee Net Investment Income for the immediately preceding calendar quarter, subject to the Incentive Fee Cap and Deferral Mechanism. For this purpose, Pre-Incentive Fee Net Investment Income means interest income, distribution income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees and fees for providing significant managerial assistance or other fees that the Corporation receives from portfolio companies) accrued during the calendar quarter, minus the Corporation’s operating expenses for the quarter (including the Base Management Fee, expenses payable under the Administration Agreement and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments payment-in-kind interest and zero coupon securities), accrued income that the Corporation has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of the Corporation’s net assets at the end of the immediately preceding calendar quarter, will be compared to a “hurdle rate” of 2.00% per quarter (8.00% annualized). The Corporation will pay the Adviser an Incentive Fee with respect to the Corporation’s Pre-Incentive Fee Net Investment Income in each calendar quarter as follows; (1) no Incentive Fee in any calendar quarter in which the Corporation’s Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate; (2) 100% of the Corporation’s Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the hurdle rate but is less than 2.50% in any calendar quarter; and (3) 20% of the amount of the Corporation’s Pre-Incentive Fee Net Investment Income, if any, that exceeds 2.50% in any calendar quarter.

The portion of such Incentive Fee that is attributable to deferred interest (such as payment-in-kind interest or original issue discount) will be paid to the Adviser, together with any other interest accrued on the loan from the date of deferral to the date of payment, only if and to the extent the Corporation actually receives such interest in cash, and any accrual thereof will be reversed if and to the extent such interest is reversed in connection with any write-off or similar treatment of the investment giving rise to any deferred interest accrual.

These calculations will be appropriately pro rated for any period of less than three months and adjusted for any share issuances or repurchases during the current quarter.

(ii)	The second part of the Incentive Fee (the “Capital Gains Fee”) will be determined and payable in arrears as of the end of each calendar year (or upon termination of this Agreement as set forth below), commencing on December 31, 2013, and will equal 20.0% of the Corporation’s cumulative aggregate realized capital gains from April 1, 2013 through the end of that calendar year, computed net of the Corporation’s aggregate cumulative realized capital losses and the Corporation’s aggregate cumulative unrealized capital depreciation through the end of such year, less the aggregate amount of any previously paid Capital Gains Fees and subject to the Incentive Fee Cap and Deferral Mechanism. In the event that this Agreement shall terminate as of a date that is not a calendar year end, the termination date shall be treated as though it were a calendar year end for purposes of calculating and paying a Capital Gains Fee.

The Corporation shall accrue the Capital Gains Fee if, on a cumulative basis, the sum of net realized gains/(losses) plus net unrealized appreciation/(depreciation) is positive. The Capital Gains Fee excludes any portion of realized gains/(losses) that are associated with the reversal of any portion of unrealized appreciation/depreciation attributable to periods prior to April 1, 2013.

(c) No Incentive Fee shall be paid to the Adviser for any fiscal quarter if, after such payment, the cumulative incentive fees paid to the Adviser for the period that includes the such quarter and the 11 full preceding fiscal quarters (the “Incentive Fee Look-back Period”) would exceed 20.0% of the Corporation’s Cumulative Pre-Incentive Fee Net Return (as defined below) during the Incentive Fee Look-back Period. Each quarterly Incentive Fee is subject to a cap (the “Incentive Fee Cap”) and a deferral mechanism through which the Adviser may recoup a portion of such deferred incentive fees (collectively, the “Incentive Fee Cap and Deferral Mechanism”). The Incentive Fee Look-back Period will commence on April 1, 2013 and may be a total of less than 12 full fiscal quarters. The “Incentive Fee Cap” is equal to (a) 20.0% of Cumulative Pre-Incentive Fee Net Return during the Incentive Fee Look-back Period less (b) cumulative incentive fees of any kind paid to the Adviser during the Incentive Fee Look-back Period. To the extent the Incentive Fee Cap is zero or a negative value in any quarter, the Corporation shall pay no Incentive Fee to the Adviser in that quarter. To the extent that the payment of Incentive Fees is limited by the Incentive Fee Cap, the payment of such fees shall be deferred and paid in subsequent quarters up to three years after their date of deferment, subject to applicable limitations included herein. The Corporation shall only pay Incentive Fees to the extent allowed by the Incentive Fee Cap and Deferral Mechanism. “Cumulative Pre-Incentive Fee Net Return” during any Incentive Fee Look-back Period means the sum of (a) Pre-Incentive Fee Net Investment Income for each quarter during the Incentive Fee Look-back Period and (b) the sum of cumulative realized capital gains, cumulative realized capital losses, cumulative unrealized capital depreciation and cumulative unrealized capital appreciation during the applicable Incentive Fee Look-back Period.

4. Covenants of the Adviser.  The Adviser hereby covenants that it is registered as an investment adviser under the Investment Advisers Act. The Adviser hereby agrees that its activities shall at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5. Excess Brokerage Commissions.  The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Corporation to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting such transaction if the Adviser determines, in good faith and taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that the amount of such commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Corporation’s portfolio, and constitutes the best net result for the Corporation.

6. Proxy Voting.  The Adviser shall be responsible for voting any proxies solicited by an issuer of securities held by the Corporation in the best interest of the Corporation and in accordance with the Adviser’s proxy voting policies and procedures, as any such proxy voting policies and procedures may be amended from time to time. The Corporation has been provided with a copy of the Adviser’s proxy voting policies and procedures and has been informed as to how it can obtain further information from the Adviser regarding proxy voting activities undertaken on behalf of the Corporation. The Adviser shall be responsible for reporting the Corporation’s proxy voting activities, as required, through periodic filings on Form N-PX.

7. Limitations on the Employment of the Adviser.  The services of the Adviser to the Corporation are not, and shall not be, exclusive. The Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Corporation; provided that its services to the Corporation hereunder are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the portfolio companies of the Corporation, subject at all times to applicable law). So long as this Agreement or any extension, renewal or amendment hereof remains in effect, the Adviser shall be the only investment adviser for the Corporation, subject to the Adviser’s right to enter into sub-advisory agreements. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Corporation are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Corporation as stockholders or otherwise.

Subject to any restrictions prescribed by law, by the provisions of the Code of Ethics of the Corporation and the Adviser and by the Adviser’s Allocation Policy, the Adviser and its members, officers, employees and agents shall be free from time to time to acquire, possess, manage and dispose of securities or other investment assets for their own accounts, for the accounts of their family members, for the account of any entity in which they have a beneficial interest or for the accounts of others for whom they may provide investment advisory, brokerage or other services (collectively, “Managed Accounts”), in transactions that may or may not correspond with transactions effected or positions held by the Corporation or to give advice and take action with respect to Managed Accounts that differs from advice given to, or action taken on behalf of, the Corporation; provided that the Adviser allocates investment opportunities to the Corporation, over a period of time on a fair and equitable basis compared to investment opportunities extended to other Managed Accounts. The Adviser is not, and shall not be, obligated to initiate the purchase or sale for the Corporation of any security that the Adviser and its members, officers, employees or agents may purchase or sell for its or their own accounts or for the account of any other client if, in the opinion of the Adviser, such transaction or investment appears unsuitable or undesirable for the Corporation. Moreover, it is understood that when the Adviser determines that it would be appropriate for the Corporation and one or more Managed Accounts to participate in the same investment opportunity, the Adviser shall seek to execute orders for the Corporation and for such Managed Account(s) on a basis that the Adviser considers to be fair and equitable over time. In such situations, the Adviser may (but is not required to) place orders for the Corporation and each Managed Account simultaneously or on an aggregated basis. If all such orders are not filled at the same price, the Adviser may cause the Corporation and each Managed Account to pay or receive the average of the prices at which the orders were filled for the Corporation and all relevant Managed Accounts on each applicable day. If all such orders cannot be fully executed under prevailing market conditions, the Adviser may allocate the investment opportunities among participating accounts in a manner that the Adviser considers equitable, taking into account, among other things, the size of each account, the size of the order placed for each account and any other factors that the Adviser deems relevant.

8. Responsibility of Dual Directors, Officers and/or Employees.  If any person who is a manager, member, partner, officer or employee of the Adviser or the Administrator is or becomes a director, officer and/or employee of the Corporation and acts as such in any business of the Corporation, then such manager, member, partner, officer and/or employee of the Adviser or the Administrator shall be deemed to be acting in such capacity solely for the Corporation and not as a manager, member, partner, officer and/or employee of the Adviser or the Administrator or under the control or direction of the Adviser or the Administrator, even if paid by the Adviser or the Administrator.

9. Limitation of Liability of the Adviser; Indemnification.  The Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including its managing member and the Administrator) shall not be liable to the Corporation for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Corporation, except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, and the Corporation shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its managing member and the Administrator, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Corporation or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Corporation. Notwithstanding the preceding sentence of this Section 9 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Corporation or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the Securities and Exchange Commission or its staff thereunder).

10. Effectiveness, Duration and Termination of Agreement.  This Agreement shall become effective as of the first date above written. This Agreement shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (a) the vote of the Corporation’s Board of Directors, or by the vote of a majority of the outstanding voting securities of the Corporation and (b) the vote of a majority of the Corporation’s Directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act.

This Agreement may be terminated at any time, without the payment of any penalty, upon not less than 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Corporation, or by the vote of the Corporation’s Directors or by the Adviser.

This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). The provisions of Section 9 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Section 3 through the date of termination or expiration and Section 9 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.

11. Notices.  Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

12. Amendments.  This Agreement may be amended by mutual consent, but the consent of the Corporation must be obtained in conformity with the requirements of the Investment Company Act.

13. Entire Agreement; Governing Law.  This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

*     *     *     *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

GARRISON CAPITAL INC.

By:
Name: Joseph Tansey
Title: Chief Executive Officer

GARRISON CAPITAL ADVISERS LLC

By: Garrison Capital Advisers MM LLC,
its managing member

By:
Name:
Title:

[Signature Page to Third Amended and Restated Investment Advisory Agreement]

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 01, 2015

GARRISON CAPITAL INC.

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 12, 2015
Date: May 01, 2015 **Time:** 10:00 AM EDT
Location: Garrison Investment Group LP
1290 Avenue of the Americas
Suite 914
New York, New York 10104

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement 2. Form 10-K

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 21, 2015 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "*legal proxy.*" To do so, please follow the instructions at *www.proxyvote.com* or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

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Voting items

The Board of Directors recommends you vote FOR the following proposal(s):

1. Election of Directors

Nominees

1a Brian Chase

1b Roy Guthrie

1c Matthew Westwood

The Board of Directors recommends you vote FOR the following proposal(s):

---

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	**For**	**Against**	**Abstain**
1a Brian Chase	☐	☐	☐
1b Roy Guthrie	☐	☐	☐
1c Matthew Westwood	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. To approve a new investment advisory agreement between the Company and Garrison Capital Advisers LLC, the Companys investment adviser	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000229319_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

GARRISON CAPITAL INC.
Annual Meeting of Stockholders
May 1, 2015 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Joseph Tansey and Brian Chase, or either of them, as proxies, each with the power to appoint its substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of GARRISON CAPITAL INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at the offices of Garrison Investment Group LP, 1290 Avenue of the Americas Suite 914, New York, New York 10104, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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